EXHIBIT 10.23


                          PARK MEADOWS VILLAGE II, LLC

                                      LEASE



                                 HoloWorld, Inc.

                          AT THE ENTERTAINMENT DISTRICT

                             9535 Park Meadows Drive

                       Lone Tree, Douglas County, Colorado






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                                TABLE OF CONTENTS
                                                                          Page


DEFINITIONS AND BASIC PROVISIONS............................................  1


1.       DEMISED PREMISES...................................................  6


2.       LEASE TERM.........................................................  6

         2.1.     Commencement of Term......................................  6
         2.2.     Tenant's Certificate......................................  7
         2.3.     Tenant's Work.............................................  7
         2.4.     Liquor License............................................  8

3.       RENTAL.............................................................  8

         3.1.     Minimum Annual Rent.......................................  8
         3.2.     Security Deposit..........................................  8
         3.3.     Percentage Rent...........................................  9
         3.4.     Statements of Net Sales...................................  9
         3.5.     Taxes and Insurance Expenses.............................. 10
         3.6.     Definition of Real Property Taxes......................... 10
         3.7.     Allocation of Real Property Taxes......................... 11
         3.8.     Insurance Allocation...................................... 12
         3.9.     Tax and Insurance Fund.................................... 12
         3.10.    Other Charges............................................. 12
         3.11.    Place of Payment.......................................... 13

4.       NET SALES DEFINED.................................................. 13

5.       USE................................................................ 14

         5.1.     Permitted Uses............................................ 14

6.       UTILITIES SERVICES................................................. 15

         6.1.     Utility Installation...................................... 15
         6.2      Payment of Utility Cost................................... 15
         6.3      No Liability.............................................. 15

7.       INDEMNITY AND INSURANCE............................................ 15

         7.1.     Indemnification and Waiver................................ 15
         7.2.     Tenant's Insurance Obligation............................. 16
         7.3.     Policy Requirements....................................... 17
         7.4.     Blanket Coverage.......................................... 17
         7.5.     Landlord's Insurance Obligations.......................... 18
         7.6.     Insurance Use Restrictions................................ 18
         7.7.     Tenant's Failure to Insure................................ 18

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8.       ALTERATIONS........................................................ 18

         8.1.     Alterations, Additions and Changes........................ 19

9.       MECHANICS' LIENS................................................... 19

         9.1.     Tenant's Obligations...................................... 19
         9.2.     Notice.................................................... 19
         9.3.     Contest of Lien........................................... 19
         9.4.     Landlord's Right to Cure.................................. 19
         9.5      Posting................................................... 20
         9.6.     Landlord Does Not Consent................................. 20

10.      SIGNS.............................................................. 20

11.      FIXTURES AND PERSONAL PROPERTY..................................... 21

         11.1.    Ownership................................................. 21
         11.2.    Removal................................................... 21
         11.3.    Personal Property Taxes................................... 21

12.      ASSIGNMENT, SUBLETTING AND FINANCING............................... 21

         12.1.    Restrictions.............................................. 22
         12.2.    Required Documents and Fees............................... 22
         12.3.    Transfer of Ownership Interest............................ 22
         12.4.    Continuing Guarantee...................................... 22
         12.5.    Bankruptcy................................................ 22

13.      TENANT'S CONDUCT OF BUSINESS....................................... 23

         13.1.    Operating Covenant........................................ 23
         13.2.    Rules and Regulations..................................... 23
         13.3     New Locations............................................. 23
         13.4.    Pest Control.............................................. 24

14.      REPAIRS AND MAINTENANCE............................................ 24

         14.1.    Tenant's Maintenance Obligations.......................... 24
         14.2.    Landlord's Maintenance Obligations........................ 24
         14.3.    Tenant's Failure to Maintain.............................. 25
         14.4.    Definition of Exterior Walls.............................. 25
         14.5.    Right of Entry............................................ 25
         14.6.    Grant of License.......................................... 26
         14.7.    Heating, Ventilating and Air Conditioning Equipment....... 26

15.      DAMAGE OR DESTRUCTION.............................................. 26

         15.1.    Insured Casualty.......................................... 26
         15.2.    Uninsured Casualty........................................ 27
         15.3.    Damage Near End of Term................................... 27
         15.4.    Release of Liability...................................... 27
         15.5.    Abatement of Rent......................................... 27

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16.      COMMON AREAS....................................................... 28

         16.1.    Use of Common Areas....................................... 28
         16.2.    Common Area Expenses...................................... 29
         16.3.    Expenses Included......................................... 29
         16.4.    Common Area Rules and Regulations......................... 30
         16.5.    Control of Common Areas................................... 30
         16.6     Employee Parking Restrictions............................. 30

17.      DEFAULTS - REMEDIES................................................ 31

         17.1     Events of Default......................................... 31
         17.2     Remedies.................................................. 31
         17.3.    Computations.............................................. 35
         17.4.    Definition of Worth at Time of The Award.................. 35
         17.5.    Efforts to Relet.......................................... 35
         17.6     No Waiver................................................. 35

18.      DEFAULT BY LANDLORD................................................ 36


19.      ATTORNEYS' FEES.................................................... 36


20.      EMINENT DOMAIN..................................................... 36

         20.1.    Taking Resulting in Termination........................... 36
         20.2.    Partial Taking............................................ 36
         20.3.    Award..................................................... 37
         20.4.    Transfer Under Threat of Taking........................... 37

21.      SUBORDINATION TO FINANCING; ATTORNMENT............................. 37

         21.1.    Subordination............................................. 37
         21.2.    Future Encumbrances....................................... 37
         21.3.    Attornment................................................ 38
         21.4.    Estoppel Certificate...................................... 38
         21.5.    Mortgagee Changes......................................... 38

22.      SALE OF PREMISES BY LANDLORD....................................... 38


23.      HOLDOVER BY TENANT................................................. 38

         23.1.    Holdover Tenancy.......................................... 39
         23.2.    Failure to Surrender...................................... 39

24.      QUIET ENJOYMENT.................................................... 39


25.      NOTICES ............................................................39

         25.1.    Notice.................................................... 39
         25.2.    Default Notices........................................... 39

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26.      CAPTIONS AND TERMS................................................. 40

         26.1.    Reference Only............................................ 40
         26.2.    Parties................................................... 40

27.      OBLIGATIONS OF SUCCESSORS.......................................... 40


28.      MISCELLANEOUS PROVISIONS........................................... 40

         28.1.    Separateability........................................... 40
         28.2.    Warranty of Authority..................................... 40
         28.3.    Entire Agreement.......................................... 40
         28.4.    Right to Lease............................................ 41
         28.5.    Governing Law............................................. 41
         28.6.    Force Majeure............................................. 41
         28.7.    Cumulative Rights......................................... 41
         28.8.    Time...................................................... 42
         28.9.    Relationship of Parties................................... 42
         28.10.   Late Charges.............................................. 42
         28.11.   Financial Statements and Credit Reporting................. 42
         28.12.   Brokerage Fees............................................ 43
         28.13.   Interest.................................................. 43
         28.14.   No Offer to Lease......................................... 43
         28.15.   Exculpation............................................... 43
         28.16.   No Remuneration for Execution of Lease.................... 43
         28.17.   Recording................................................. 43
         28.18.   Right to Show Premises.................................... 44
         28.19.   Hazardous Materials....................................... 44
         28.20.   Modification Fees......................................... 45
         28.21.   Charges for Failure to Comply............................. 45
         28.22.   Partial Payment........................................... 46
         28.23.   Confidentiality........................................... 46



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            THIS IS A LEGAL INSTRUMENT; IF NOT UNDERSTOOD, LEGAL, TAX
               OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING

                                 LEASE AGREEMENT



STATE OF COLORADO
COUNTY OF DOUGLAS

     THIS LEASE AGREEMENT is made and entered into this ________ day of ________________ 1999, by and between the Landlord and Tenant hereinafter named.

DEFINITIONS AND BASIC PROVISIONS

     The following definitions and basic provisions shall be construed in conjunction with and limited by the references thereto and other provisions of this lease:

     (a)  "Landlord":  PARK MEADOWS VILLAGE II, LLC

     (b)  "Tenant": HoloWorld, Inc.

     (c) "Demised Premises": approximately 19,700 rentable square feet in the building located at 9535 Park Meadows Drive, Lone Tree, Colorado 80124, such premises being shown and outlined on the plan attached as Exhibit A.

     (d)  "Lease Term": One hundred twenty (120) months.

     (e) "Option(s) to Extend": One extension for sixty (60) months. Second extension for sixty (60) months.

     (f) "Rental Commencement Date": One hundred fifty (150) days after delivery to Tenant of Landlord's notice that Landlord's Work in the Premises has been substantially completed in accordance with Exhibit B or when Tenant opens for business in the Premises to the public, whichever event occurs earlier.

     (g) "Minimum Annual Rental": Tenant shall pay to Landlord for the Demised Premises as follows:

         (1) During the first through the twelfth months inclusive of the primary Lease Term, the sum of Five Hundred Thirty-One Thousand Nine Hundred and No/100 Dollars ($531,900.00) per year, payable in twelve (12) equal monthly installments of Forty-Four Thousand Three Hundred Twenty-Five and No/100 Dollars ($44,325.00);

         (2) During the thirteenth through the twenty-fourth months inclusive of the primary Lease Term, the sum of Five Hundred Fifty-One Thousand Six Hundred and No/100 Dollars ($551,600.00) per year, payable in twelve equal monthly installments of Forty-Five Thousand Nine Hundred Sixty-Six and 67/100 Dollars ($45,966.67);

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         (3)  During the twenty-fifth through the thirty-sixth months inclusive of the primary Lease Term, the sum of Five Hundred Seventy-One Thousand Three Hundred and No/100 Dollars ($571,300.00) per year, payable in twelve equal monthly installments of Forty-Seven Thousand Six Hundred Eight and 33/100 Dollars ($47,608.33);

         (4) During the thirty-seventh through the forty-eighth months inclusive of the primary Lease Term, the sum of Five Hundred Ninety-One Thousand and No/100 Dollars ($591,000.00) per year payable in twelve equal monthly installments of Forty-Nine Thousand Two Hundred Fifty and No/100 Dollars ($49,250.00);

         (5) During the forty-ninth through the sixtieth months inclusive of the primary Lease Term, the sum of Five Hundred Ninety-One Thousand and No/100 Dollars ($591,000.00) per year payable in twelve equal monthly installments of Forty-Nine Thousand Two Hundred Fifty and No/100 Dollars ($49,250.00);

         (6) During the sixty-first month through the one hundred twentieth months inclusive of the primary Lease Term, the sum of Three Million Three Hundred Ninety-Eight Thousand Two Hundred Fifty and No/100 Dollars ($3,398,250.00) payable in sixty equal monthly installments of Fifty-Six Thousand Six Hundred Thirty-Seven and 50/100 Dollars ($56,637.50).

         (7)  The first option to extend, if exercised, will be as follows:
              During the one hundred twenty-first months through the one hundred eightieth months inclusive of the primary Lease Term, the sum of Three Million Nine Hundred Seven Thousand Nine Hundred Eighty-Seven Dollars and 50/100 ($3,907,987.50) payable in sixty equal monthly installments of Sixty-Five Thousand One Hundred Thirty-Three Dollars and 13/100 ($65,133.13).

         (8) The second option to extend, if exercised, will be negotiated at then existing market rates.

              All rental payments shall be paid to the order of Landlord without notice, offset, reduction or abatement, subject to adjustments as set forth in this lease.

              If the term shall commence upon the day other than the first day of a calendar month, then Tenant shall pay, upon the commencement day of the term the fixed monthly rent described in the foregoing clause (g). At the commencement of the second month of the term, Tenant shall pay the fixed monthly rent described in the aforementioned clause (g) prorated on a per diem basis with respect to the preceding calendar month. All rental payments thereafter shall be for a full calendar month and will be in the amount as specified in clause (g) above.

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     (h)  "Percentage Rent": Five (5) percent.

     (i) "Prepaid Rental": $44,325.00 representing payment of rental for the first month of the Lease Term.

     (j)  "Security Deposit": $265,950.00

          As an inducement by Tenant to Landlord, Tenant agrees to pay the security deposit as follows:

         (1) Upon the execution by Tenant and by Landlord and delivery of a fully-executed counterpart of this Lease by Landlord to Tenant, Tenant shall pay to Landlord the sum of $88,650.00 which represents two-months' rent;

         (2) On July 16, 1999, Tenant shall pay to Landlord an additional $88,650.00 which represents two-months' rent;

         (3) On September 1, 1999, Tenant shall pay to Landlord an additional $88,650.00 which represents two-months' rent;

              The above-referenced security deposit in the amount of $265,950.00 will be held by Landlord for one full year from the commencement date of the Lease Term as more fully described in paragraph 2.1. If Tenant shall fully and faithfully perform all terms and conditions of the Lease, Landlord shall refund the security deposit in the amount of $265,950.00 as follows:

              (1) On the fifteenth (15th) month of the primary Lease Term, the sum of $44,325.00 shall be refunded by Landlord to Tenant;

              (2) On the eighteenth (18th) month of the primary Lease Term, the sum of $44,325.00 shall be refunded by Landlord to Tenant;

              (3) On the twenty-first (21st) month of the primary Lease Term, the sum of $44,325.00 shall be refunded by Landlord to Tenant;

              (4) On the twenty-fourth (24th) month of the primary Lease Term, the sum of $44,325.00 shall be refunded by Landlord to Tenant;

              (5) Landlord shall retain the sum of $88,650.00 which shall represent a security deposit of $44,325.00 and last month's rent of $44,325.00. Upon the full completion of all terms and conditions of the Lease and upon delivery of the Premises by Tenant to Landlord, Landlord shall have a reasonable period of time to inspect the Premises. If the Premises are in good order, condition and repair, ordinary wear and tear excepted, Landlord shall refund to Tenant the security deposit within sixty (60) days after delivery of possession by Tenant. If Landlord is required to make any repairs or conduct any maintenance in accordance with the terms and provisions of paragraph 14, Landlord shall perform those repairs and maintenance necessary, give Tenant written notice of such repairs and deduct the amount of the repairs from the security deposit refunding the remainder to the Tenant. Regarding last month's rent, Landlord shall credit to Tenant the sum of $44,325.00 against the existing monthly rental at that time. The difference between the then existing monthly rental and $44,325.00 shall be payable by Tenant to Landlord pursuant to the terms and conditions of this Lease.

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         The security deposit in the amount of $265,950.00 shall not be held in an interest bearing account nor shall Landlord be required to pay Tenant any interest on the security deposit being held in escrow.

         If Tenant shall be deemed to be in default of the Lease between the thirteenth (13th) month through the twenty-fourth (24th) inclusive of the primary Lease Term which default is more fully described in paragraph 17, Landlord shall be entitled to exercise all rights and remedies pursuant to paragraph 17 which remedies may include utilization of the wove-referenced security deposit to offset any sums or amounts for which Tenant is in default to Landlord.

     IF TENANT DOES NOT FULFILL THE OBLIGATIONS AND REQUIREMENTS OF PARAGRAPHS 2.1, 2.2, 2.3 AND 2.4 OF THE LEASE, TENANT ACKNOWLEDGES LANDLORD WILL hAVE SUFFERED IRREPARABLE HARM, THE EXACT AMOUNT OF WHICH IS EXTREMELY DIFFICULT TO ASCERTAIN. TIlE IRREPARABLE HARM TO LANDLORD INCLUDES, BUT IS NOT LIMITED TO, THE TIME SpENT NEGOTIATING THIS LEASE WITH TENANT, PERFORMING THE TERMS AND CONDITIONS OF THIS LEASE REGARDING LANDLORD'S WORK, THE LOST OPPORTUNITY OF LEASING, NEGOTIATING OR ATTEMPTiNG TO NEGOTIATE A LEASE WITH OTHER PROSPECTIVE TENANTS, PROCESS1NG AND ACCOUNTING CHARGES, AND LATE CHARGES AND INTEREST FEES WHICH MAY BE IMPOSED UPON LANDLORD BY THE TERMS OF ANY MORTGAGE OR DEED OF TRUST ENCUMBERING THE PREMISES. ACCORDINGLY, IF TENANT DOES NOT FULLY COMPLY WITH THE TERMS AND PROVISIONS OF PARAGRAPHS 2.1, 2.2, 2.3 AND 2.4, TENANT SHALL FORFEIT TO LANDLORD THIS ENTIRE SECURITY DEPOSIT IN THE AMOUNT OF $265,950.00. THE PARTIES AGREE THAT SUCH FORFEITURE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE IRREPARABLE HARM AND COST THAT LANDLORD WILL INCUR BY REASON OF TENANT'S NON-PERFORMANCE OF PARAGRAPHS 2.1, 2.2, 2.3 AND 2.4.

     BY PLACING THEIR INITIALS BELOW, LANDLORD AND TENANT HEREBY CERTIFY THAT THE PROVISIONS OF THIS PARAGRAPH INVOLVING SECURITY DEPOSIT HAVE BEEN FREELY NEGOTIATED.

                 LANDLORD: _________      TENANT: _________

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     (k) The base year for the determination of adjustments to the Minimum
Annual Rent rate shall be the calendar year 1999. Tenant's share of the building's adjustments in excess of the base year is One hundred (100) percentage. This percentage is a fraction, the numerator of which is the floor area of the demised premises and the denominator of which is the total floor area of the building in which the demised premises are situated. Floor area shall mean and include all areas which are for the exclusive use and occupancy by Tenant measured from the exterior surface of exterior walls and from the center of interior partitions, including all applicable common areas, warehousing or storage areas.

     (l) Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease accepting only __________ None __________ and _________________________ and that Tenant knows of no other real estate brokers or agents who are or may be entitled to a commission in connection with this Lease. Tenant acknowledges that Landlord will not pay any real estate commissions to any real estate broker representing Tenant for the renewal or expansion of this Lease beyond the initial Lease Term of this Lease. Tenant acknowledged that Tenant was informed orally at the time of initial contact and in writing by the terms of this Lease that Herbert Simons is acting solely on behalf of the Landlord and does not represent the interests of Tenant in any manner.

     (m) "Permitted Use of Premises": Tenant shall use the premises for the following purposes only: The operation of high technology leisure entertainment, including the retail sale of related items and the incidental sale of food items. Tenant shall build a theme restaurant. The restaurant shall be full service with food, beverage and ice cream. Tenant shall have the exclusive right to operate laser tag games, an arcade in the center that will have video games, interactive games, etc. Tenant shall have the exclusive right a Motion Simulator Theater with a maximum capacity of sixty (60) people. Tenant shall also be able to upgrade and change its entertainment theme and games from time to time.

     The premises shall be used for no other purpose.

     (n) Tenant's Trade Name: HoloWorld Cafe at the Park Meadows Village

     (o) Address for Notices:

         To Landlord:      PARK MEADOWS VILLAGE II, LLC
                           Herbert Simons, General Manager
                           3545 So. Tamarac, #170
                           Denver, Colorado 80231

         To Tenant:        HoloWorld, Inc.
                           21031 Ventura Boulevard, Suite 520
                           Woodland Hills, California 91364

     (p) Exhibits: The following Exhibits are incorporated as part of this Lease
Agreement:

                   Exhibit A.   Description of Demised Premises.

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                   Exhibit B. Description of work to be performed by Landlord and/or Tenant in or on the Premises.

                   Exhibit C.   Guaranty of Lease.  Personal guaranty required.

                   Exhibit D.   Form of Tenant's Certificate.

              The DEFINITIONS AND BASIC PROVISIONS set forth above are only for convenience and reference purposes. It is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provision contained in DEFINITIONS AND BASIC PROVISIONS and the balance of this Lease, the balance of this Lease shall control.

1.   DEMISED PREMISES

     In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Demised Premises to have and to hold the same for the Lease Term specified herein, all upon the terms and conditions set forth in this Lease.

     The Demised Premises contain approximately the number of square feet of floor area specified in DEFINITIONS AND BASIC PROVISIONS.

2.   LEASE TERM

     2.1.  Commencement of Term.

     The term of the Lease shall be for the period specified in DEFINITIONS AND BASIC PROVISIONS and shall commence on the occurrence of either of the following events, whichever shall first occur.

     (a) One hundred fifty (150) days after the date Landlord notifies Tenant in writing that all Landlord's work of construction as provided in Exhibit B has been substantially completed. The Landlord's work of construction shall be substantially completed when the Demised Premises are in such condition as to permit Tenant to enter thereupon for the purpose of installing trade fixtures and improvements.

     (b) The date Tenant actually commences to do business in and from the Demised Premises to the public.

     The "Lease Term" shall include the initial term and any extension, renewal or holdover. Landlord shall deliver to Tenant and Tenant shall accept from Landlord, possession of the Premises upon substantial completion of "Landlord's Work" as described in Exhibit B. Notice from Landlord that Landlord's work in the premises has been substantially completed in accordance with Exhibit B shall be conclusive and binding upon the parties.

                                       6

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         Landlord shall not be obligated to deliver possession of the premises to Tenant until Landlord has received from Tenant all of the following:

     (a) "Security Deposit", the first full-month installment of the tax and insurance fund described in paragraph 3.9, the first full-month installment of Tenant's estimated share of "Common Area Expenses" and the first full-month installment of "Minimum Annual Rent" (as each is defined in this Lease);

     (b) Executed policies of insurance or certificates as required under paragraph 7;

     (c) Copies of governmental permits and authorizations as required under this Lease;

     (d) Final plans for Tenant's Work as required by Landlord. Tenant shall pay to Landlord the sums specified in subsection (a) when Tenant first delivers to Landlord the Tenant-executed counterparts of this Lease.

     If Landlord chooses not to deliver possession of the premises to Tenant because one or more of the above items are not received by Landlord, the date of substantial completion of Landlord's Work shall not be effected thereby. If Tenant's obligation to pay has not commenced within six (6) months from the commencement date of this Lease, this Lease shall automatically terminate and Landlord and Tenant shall be relieved from all liabilities hereunder, except that Landlord shall return to Tenant all monies received pursuant to subsection
(a). Such termination and refund of the subsection (a) monies shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete Landlord's Work.

     2.2.  Tenant's Certificate.

     Within ten (10) days of the commencement date of the term of this Lease, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D attached hereto indicating therein any exception thereto which may exist at that time. Failure of Tenant to timely execute and deliver such certificate shall constitute an acceptance of the premises and acknowledgement by Tenant that the statements included in Exhibit D are true and correct, without exception.

     2.3.  Tenant's Work.

     Tenant shall commence Tenant's Work immediately following delivery of the premises by Landlord after Landlord's Work has been substantially completed in accordance with Exhibit B and Tenant shall complete Tenant's Work no later than the rental commencement date. During this period, Tenant at its sole cost and expense, shall perform all of the Tenant's Work as set forth in Exhibit B and shall equip the premises with all trade fixtures and personal property suitable or appropriate for the regular and normal operation for the type of business in which Tenant is engaged. Tenant is responsible for obtaining all required permits and approval from any local, state or federal governmental authority or agency for Tenant's Work. Tenant shall open for business to the public as soon as possible after substantial completion by Landlord of Landlord's Work as specified in Exhibit B and in accordance with the provisions of paragraph 2.1. In any event, Tenant agrees to be open for business to the public not later than the rental commencement date as more fully described in paragraph 2.1.

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

     2.4.  Liquor License.

     Tenant will apply for a liquor license from the appropriate governmental agency or authority immediately after delivery of a fully executed counterpart of this Lease by Landlord or its duly authorized representative to Tenant. Landlord, to the extent required or possible, will assist Tenant in application and acquisition of the liquor license. If Tenant is unable to acquire a liquor license, Tenant has the right to terminate this Lease Agreement. Landlord shall not be required to commence "Landlord's Work" as described in Exhibit B until Tenant has acquired the appropriate liquor license or, alternatively, notified Landlord in writing that Tenant waives its right to terminate this Lease Agreement because of Tenant's inability to acquire a liquor license.

3.  RENTAL

    3.1.  Minimum Annual Rent.

     Tenant shall pay to Landlord, at the times and in the manner herein provided, the Minimum Annual Rent specified in DEFINITIONS AND BASIC PROVISIONS above. Minimum Annual Rent shall be payable in advance in twelve (12) equal monthly installments on the first day of each calendar month, without demand or offset, commencing upon the rental commencement date. For the fractional year ending on December 31st first following the rental commencement date, depending upon the rental commencement date, proration shall be in accordance with the DEFINITIONS AND BASIC PROVISIONS specified above. Unless expressly provided otherwise, all other payments required to be made under the terms of this Lease which require proration on a time basis shall be prorated in the same manner. The first full month installment of the Minimum Annual Rent shall be paid by Tenant when Tenant first delivers to Landlord the Tenant-executed counterparts of this Lease.

     3.2.  Security Deposit.

     Concurrent with Tenant's first delivery to Landlord of Tenant-executed counterparts of this Lease, Tenant shall deposit with Landlord the Security Deposit referenced in DEFINITIONS AND BASIC PROVISIONS above. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may, but shall not be required to use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Tenant's failure to do so shall be a material default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof, shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) within thirty (30) days following the expiration of the Lease Term.

     3.3.  Percentage Rent.

     In addition to the Minimum Annual Rent, Tenant shall pay to Landlord, at the time and in the manner specified, "Percentage Rent" which shall equal the amount, if any, by which the product of the Percentage Rate specified in DEFINITIONS AND BASIC PROVISIONS is multiplied by the Net Sales (as defined in paragraph 4.1) which Tenant realizes from its business upon the Premises during each calendar year or portion thereof, in excess of the Minimum Annual Rent. For the purpose of computing Percentage Rent, Tenant's Net Sales for any period during which Tenant does not continuously and uninterruptedly conduct its business, as required by paragraph 13, shall be deemed to be Tenant's Net Sales for the corresponding period during the last calendar year in which Tenant operated continuously and uninterruptedly. Within ninety (90) days after the close of each calendar year, an accounting of Tenant's Net Sales during said calendar year and the amounts paid to Landlord as Minimum Annual Rent during such calendar year shall be made by Landlord. Upon such accounting being made, Landlord shall give notice to Tenant of the accounting and, if applicable, Tenant shall pay to Landlord such difference within five (5) days of such determination.

     3.4.  Statements of Net Sales.

     (a) Tenant shall furnish or cause to be furnished to Landlord, a Statement of the Monthly Net Sales within ten (10) days after the close of each calendar month and a Statement of the Annual Net Sales of Tenant within thirty (30) days after the close of each calendar year. Such statements shall be certified as an accurate accounting of Tenant's Net Sales by an authorized representative of the Tenant. Tenant shall record, at the time of each transaction in the presence of the customer, all receipts from sales and other transactions, whether for cash or on credit, in a cash register or in cash registers, having a cumulative total and shall number consecutive purchases. Tenant shall keep full and accurate books of account, including but not limited to a general ledger, sales journal, cash-receipts journal, general journal, bank statements, financial statements, records and all such cash-register receipts with regard to the gross sales and Net Sales, credits, refunds and other transactions made from or upon the premises (including the gross sales and Net Sales of any permitted subtenant, licensee or concessionaire). Such books, receipts and records shall be kept for a period of three (3) years after the close of each calendar year and shall be available for inspection and audit by Landlord, its managing agent or its representatives (which representatives may include, without limitation, Landlord's lender) at all times during regular business hours. In addition, upon request of Landlord, Tenant shall furnish to Landlord a copy of Tenant's sales-tax returns (State and Local Sales and Use Tax Returns). The receipt by Landlord of any statement or any payment of Percentage Rent for any period shall not be binding upon Landlord as to the accuracy of such statement or payment.

     (b) At any time within three (3) years of receipt of any such statement, Landlord shall be entitled to an independent audit of such gross sales and Net Sales, to be conducted by Landlord, its managing agent or its representative. Such audit shall be limited to items necessary to the determination of Tenant's Net Sales and shall be conducted during normal business hours at the Premises, unless Tenant shall operate its business at additional locations in which case such audit shall be conducted at Tenant's principal place of business. If it shall be determined as a result of such audit that there has been a deficiency in the payment of Percentage Rent, such deficiency shall become immediately due and payable with interest at ten (10) percent per annum from the date when said payment should have been made until paid. In addition, if Tenant's statement for the pertinent calendar year shall be found to have understated Net Sales by more than two
           (2) percent and Landlord is entitled to any additional Percentage Rent as a result of such understatement, Tenant shall pay to Landlord all reasonable costs and expenses which may be incurred by Landlord in determining and collecting the understatement or underpayment. If Tenant's statement shall be found to have understated Net Sales by more than five (5) percent, such understatement will, at Landlord's option, constitute an incurable default under this Lease.

     3.5.  Taxes and Insurance Expenses.

     Commencing upon the Rental Commencement Date and for the balance of the Lease Term, Tenant shall pay the Landlord amounts designated herein as real property taxes and insurance expenses allocable to the Premises. Said amounts shall mean all taxes and assessments levied with respect to any tax fiscal year applicable to the Lease Term and the cost to Landlord with respect to any policy of insurance carried by Landlord pursuant to paragraph 7 (excluding Tenant's leasehold improvements) which are allocable to the Premises as provided herein. During any portion of the Lease Term which is less than a full taxable fiscal year or less than a full period for which Landlord has obtained such insurance, Tenant's obligation for such real property taxes and insurance expenses shall be prorated in the manner provided in section 3.1

     3.6.  Definition of Real Property Taxes.

     As used herein, the term "real property taxes" shall include general, real property and improvement taxes, any form of assessment, reassessment, license fee, license tax, business license tax, commercial rental tax, in-lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, street, storm-drain, sidewalk, community facility, park-&-ride, agricultural, lighting, drainage and other improvement or special assessment district, or any agency or public body upon or against the Premises and/or legal or equitable interest of Landlord in the Premises, included but not limited to the following:

     (a) Any tax on Landlord's rent, right to rent or other income from the Premises or against Landlord's business of leasing the Premises;

     (b) Any assessment, reassessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally of any assessment, tax, fee, levy or charge previously included in the definition of real property tax, it being acknowledged by Tenant and Landlord that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, reassessments, taxes, fees, levies and charges and all similar assessments, reassessments, taxes, fees, levies and charges imposed now or hereafter shall be included within the definition of real property taxes for the purposes of this Lease;

     (c) Any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including without limitation any gross-income tax on respect to the receipt of such rent, or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

     (d) Any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

     (e) Any assessment or reassessment relating to any change of ownership of any interest in The Entertainment District or a portion thereof held by Landlord or any addition of improvement to The Entertainment District or a portion thereof.

     Real property taxes shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

     If Landlord shall contest any real property tax levied or assessed on the Premises or The Entertainment District during the Lease Term, Tenant shall pay to Landlord its portion of all costs incurred by Landlord in connection with such contest, such portion to be determined in the manner specified in section
3.8 for the allocation of real property taxes. If Landlord receives a refund pursuant to its contest of any real property tax, as long as Tenant has paid its share of the costs incurred by Landlord in connection with such contest, Landlord shall reimburse Tenant a portion of the total refund in the same manner as set forth in sections 3.7 and 3.8.

     3.7.  Allocation of Real Property Taxes.

     If the Premises are not separately assessed but are part of a larger parcel for such assessment purposes, the allocation of real property taxes to the Premises shall be a fractional portion of the real property taxes assessed against the land and improvements upon such larger parcel the numerator of which shall be the number of square feet of floor area comprising the Premises and the denominator of which shall be the total number of square feet of floor area of the building. An equitable adjustment shall be made for floor area which is only partially completed on the date that such real property taxes become a lien.

     3.8.  Insurance Allocation.

     If the Premises are not separately insured by Landlord's insuror but are insured as part of a larger parcel, the allocation of insurance expenses shall be a fractional portion of the insurance expenses, the numerator of which shall be the number of square feet of floor area comprising the Premises and the denominator of which shall be the total number of square feet of floor area of the building. An equitable adjustment shall be made for floor area which is only partially completed on the date that such insurance expenses become an obligation.

     3.9.  Tax and Insurance Fund.

     Tenant shall pay to the Landlord on account of such real property taxes and insurance expenses on the first day of each month such respective amounts as Landlord shall from time to time estimate and so notify Tenant are required for Landlord to establish a fund (which shall not bear interest) with which to pay such taxes and expenses before delinquency except that, with respect to the first partial month's and first full calendar month's taxes and expenses, Tenant shall pay its pro-rata share of the same concurrently with Tenant's first delivery to Landlord of Tenant's-executed counterparts of this Lease. Tenant's pro-rata share of insurance expenses and real property taxes payable pursuant to paragraph 16 may be treated as insurance expenses or real property taxes, as appropriate, pursuant to this paragraph, and vice versa. Landlord shall deliver to Tenant at least once annually a statement setting forth the actual real property taxes and insurance expenses allocable to the Premises and the basis for computing the same. If such actual taxes and expenses exceed Tenant's payments hereunder, Tenant shall pay the deficiency to Landlord within five (5) days after receipt of such statement. If payments made by Tenant for such year exceed such actual taxes and expenses, Tenant shall be entitled to credit the excess against payments next coming due to Landlord for such taxes and expenses.

     3.10.  Other Charges.

     Tenant shall pay to Landlord when due all sums of money or charges required to be paid by Landlord under this Lease as additional rent, whether or not the same is designated additional rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible with the next installment of Minimum Annual Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. If Tenant shall fail to pay, when the same is due and payable, any rent or other charge, such unpaid amounts shall bear interest at the rate of ten (10) percent per annum from the date due to the date of payment. Any adjustment of all rent and other charges paid on an estimated basis under this Lease shall be made after the end of the calendar year or the expiration of any earlier termination of this Lease so that Tenant shall pay to Landlord the amount of any underpayment promptly after Landlord's request therefore and if Tenant is not in default hereunder, Landlord shall refund to Tenant the amount of any overpayment promptly after Tenant's request therefore.

     3.11.  Place of Payment.

     All rent and other charges shall be paid by Tenant to Landlord at the address specified for service of notices upon Landlord in DEFINITIONS AND BASIC PROVISIONS, or at such other place as from time to time may be designated by Landlord in writing at least ten (10) days before the next ensuing payment date.

4.  NET SALES DEFINED

     4.1. As used in this Lease, "Net Sales" is defined as the gross selling price of all merchandise and services sold or rented upon or from the premises by Tenant, it sub-tenants, licensees and concessionaires, whether for cash or on credit, whether collected or not, whether made by store personnel or by vending machines, including all receipts from all businesses operated in or from the Premises, accepting therefrom only the following:

     (a) The selling price of all merchandise returned by customers, purchased at the Premises and accepted for full credit or the amount of discounts and allowances made;

     (b) Goods returned to sources or transferred to another store or warehouse owned by or affiliated with Tenant;

     (c) Sums and credits received in the settlement of claims for loss of, or damage to, merchandise;

     (d) The price allowed on all merchandise allowed or traded in by customers, or the amount of credit for discounts and allowances made in lieu or acceptance thereof;

     (e) Cash refunds made to customers in the ordinary course of business, but the exclusion shall not include any amount paid or payable for what are commonly referred to as trading stamps;

     (f) Receipts from public telephones, stamp machines or public toilet locks;

     (g) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross-receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected separately from the selling price of merchandise or services and collected from customers; and

     (h) Sales of fixtures, equipment or property which are not stock in trade.

     All sales originating at the Premises shall be considered as made and completed therein, even though bookkeeping and payment of the account may be transferred to another place for collection and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises. Each sale upon installments or credit, including "lay-away" sales, shall be treated as a sale for the full cash price at the time of sale. Net Sales shall also include any business interruption or loss of income insurance proceeds received by Tenant attributable lost sales revenue at the Premises.

5.  USE

    5.1.  Permitted Uses.

     (a) Tenant shall use the Premises solely for the purpose and under the trade name specified in DEFINITIONS AND BASIC PROVISIONS, and Tenant shall not use nor permit the Premises to be used for any other purpose or purposes or any other trade name. Tenant further covenants and agrees that it will not use, nor suffer or permit any person or persons to use the Premises or any part thereof, for any use of purpose contrary to the laws of the United States of America, the State of Colorado, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over The Entertainment District. With respect to the Premises and its use of The Entertainment District, Tenant at its cost, shall comply with all laws, ordinances, regulations and requirements referred to in this section, including without limitation, all federal, state and local environmental laws, ordinances, regulations and requirements, and the Americans With Disabilities Act. Tenant shall, at its expenses, procure all governmental licenses and permits required for Tenant's use of Premises and shall at all times comply with all requirements of each such license and permit.

     (b) Tenant shall not conduct or operate its business in any manner which could jeopardize or increase the rate of any fire or other insurance or so that the same shall constitute a nuisance to or interfere with the property of Landlord or its business or the property or business of other tenants of The Entertainment District. Tenant shall not display or sell merchandise or allow carts, portable signs, devices or any other object to be stored or to remain outside the defined exterior walls, roof or permanent doorways of the Premises. Any sign placed by Tenant which may be permitted hereunder shall be kept by Tenant safe and secure, and conforming to the requirements of the local governing body having jurisdiction over The Entertainment District. No aerial or antenna shall be erected on the roof or exterior walls of the Premises without, in each instance, the prior written consent of Landlord. Any aerial or antenna installed without such written consent shall be subject to removal at Tenant's cost, without notice at any time. In addition, Tenant will not solicit in any manner in any of the vehicle parking or common areas of The Entertainment District.

     (c) Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises before 10:00 a.m. each day, and to prevent delivery trucks or other vehicles servicing the Premises from parking or standing in service areas for undue periods of time. Landlord reserves the right further to regulate reasonably the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant shall abide by such further non-discriminatory and reasonable rules and regulations of Landlord.

     (d) Tenant recognizes that the success of The Entertainment District as a whole depends on the quality of merchandise maintained by the Tenant in the Premises. As a material consideration to Landlord to enter into this Lease, Tenant shall at all times maintain the quality of its merchandise and services consistent with a first-class retail center.

6.       UTILITIES SERVICES

         6.1.  Utility Installation.

         Landlord shall cause to be made available to Tenant upon the Premises facilities for delivery to and distribution within the Premises of water, electricity and telephone service, and for the removal of sewage from the Premises, all as provided in Exhibit B. Tenant shall use such utilities with respect to the Premises.

         6.2.  Payment of Utility Cost.

         Tenant shall at its own expense, pay for all water, gas and electric current and all other utilities used by Tenant on the Premises from and after the commencement of Tenant's Work and Tenant shall provide at Tenant's sole cost and expense, any sub-meter of the type required by Landlord. Tenant is responsible for negotiating a separate service agreement with Public Service Company of Colorado or any other appropriate utility for providing natural gas to the Premises. Tenant shall have a separate meter for the natural gas utility. If other utilities are furnished by Landlord, whether sub-metered or otherwise, Tenant shall pay Landlord upon being billed therefore, such utilities and including an administrative charge for Landlord's supervision of such utilities and for reimbursement for penalties for usage and other surcharges imposed by any utility company. If Tenant's intended usage of the Premises results in any increase of water or sewer tap fees, the increased sewer and tap fees shall be the sole responsibility and expense of Tenant.

         6.3.  No Liability.

         Except for Landlord's gross negligence, Landlord shall not be liable in damages or otherwise for any failure or any interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold any rent or any other sum due under this Lease.

7.       INDEMNITY AND INSURANCE

         7.1.  Indemnification and Waiver.

         To the fullest extent permitted by law, Tenant agrees (and Tenant shall cause its contractors and subcontractors to agree) that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant (or its contractors or subcontractors) or any other person from the effective date or such earlier date that Tenant obtains (and/or its contractors or subcontractors obtain) access to the Premises, from any cause whatever, by reason of the use, occupancy or enjoyment of the Premises or the operation of business therein or therefrom by Tenant or any person thereon or holding under Tenant including, without limitation, damages resulting from any labor dispute. Tenant hereby agrees (and Tenant shall cause its contractors and subcontractors to agree) to defend, indemnify and save harmless Landlord from all liabilities whatever, including without limitation, liabilities on account of any such real or claimed damage of injury and from all liens, claims and demands arising out of the use of the Premises and its facilities, or any repair or alteration which Tenant may make upon the Premises. Tenant shall not, however, be liable for damage or injury occasioned by the gross negligence of Landlord or its designated agents, servants or employees, unless the same is covered by insurance which Tenant is required to provide. This obligation to indemnify shall include the reasonable costs of legal counsel, investigation and all other reasonable costs, expenses and liabilities incurred in connection with any claim of damage. To the extent such loss or damage is covered by fire or other casualty insurance required to be carried under this Lease, Landlord and Tenant each hereby waives any right one may have against the other and Tenant waives all rights it may have against any other party on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective properties, the Premises or their contents, or to other portions of The Entertainment District or Landlord's building. Each party shall cause its insurance companies to waive any right of subrogation against the other party and Tenant shall cause its insurance companies to waive any right of subrogation which such insurors may have against any party. The foregoing waivers of subrogation shall be operative provided that no policy of insurance required herein is invalidated thereby.

     7.2.  Tenant's Insurance Obligation.

         Tenant further covenants and agrees that it will carry and maintain during the entire Lease Term at Tenant's sole cost and expense, the following types of insurance in the amounts specified and in the form hereinafter provided:

         (a) Workers' Compensation Insurance, including employer's liability insurance, with limits of not less than $1,000,000. The policy shall be in full compliance with all laws governing Worker's Compensation.

         (b) Commercial General Liability Insurance (including contractor's protective liability) in an amount not less than $1,000,000 combined single limit bodily injury and property damage. Such insurance shall provide for explosion, collapse, underground hazards coverage, products and completed operation coverage and broad-form contractual liability coverage, and shall insure all claims for personal injury, including death resulting therefrom, and damage to the property of others and arising from operations at or relating to the Premises. Fire legal liability shall be maintained in the amount of $50,000 or such higher amount deemed reasonable by Landlord.

         (c) If Tenant is specifically authorized to sell alcohol, as a condition thereto, Tenant shall be required to obtain an alcohol-liability insurance policy with a limit of not less than $1,000,000, which policy shall name Landlord and Landlord's managing agent as additional insureds in which policy shall be subject to the review and approval of Landlord's mortgagee or beneficiary.

         (d) Business Interruption or Loss of Income Insurance in an amount sufficient to cover Minimum Annual Rent and additional rent due under the Lease for twelve full months.

     7.3.    Policy Requirements.

     All policies of insurance required to be carried by Tenant shall be issued by insurance companies with a general policyholder's rating of not less than A and a financial rating of not less than Class VII as rated in the most current available Best's Insurance Reports and qualified to do business in the State of Colorado. All such policies shall make Landlord and Landlord's managing agent additional insureds and, if requested, Landlord's first mortgagee or beneficiary. Such policies shall be for the mutual and joint benefit and protection of Landlord, Landlord's managing agent, Tenant and Landlord's first mortgagee or beneficiary. Executed copies of such policies of insurance or certificates shall be delivered to Landlord before Landlord delivers possession of the Premises to Tenant and thereafter at least thirty (30) days before the expiration of the term of each such policy. Any such certificate shall include copies of all endorsements including without limitation, those which designate such additional insureds and those which evidence Tenant's insurers' waivers of subrogation and agreements to give the notices specified. All public liability and property damage policies shall contain a provision that Landlord, although an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of any act or omission of Tenant or its servants, agents, employees or contractors. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of, coverage which Landlord may carry. All policies of insurance must contain a provision that the company writing said policy will give Landlord at least thirty (30) days' notice in writing in advance of any cancellation or lapse, except for nonpayment of premium in which event ten (10) days' notice shall be given, and thirty (30) days' notice of the effective date of any reduction in the amount of insurance.

     7.4.  Blanket Coverage.

     Notwithstanding anything to the contrary contained in this section, Tenant's obligation to carry the insurance provided may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, as long as (a) Landlord, Landlord's managing agent, and Landlord's first mortgagee or beneficiary shall be additional insureds thereunder as their interests may appear, (b) the coverage afforded Landlord may not be reduced or diminished by reason of the use of such blanket policy of insurance, and (c) the requirements set forth herein are otherwise satisfied. Tenant shall permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies of certificates thereof are not required to be delivered to Landlord, if any.

     7.5.  Landlord's Insurance Obligations.

     Landlord shall maintain in effect a policy or policies of insurance covering the building of which the Premises are a part, including the leasehold improvements included within "Landlord's Work" as described in Exhibit B (but not "Tenant's Work", Tenant's leasehold improvements, alterations or additions permitted under this Lease, Tenant's trade fixtures, signs, merchandise or other personal property), in an amount not less than eighty (80) percent of its full replacement cost (exclusive of excavations, foundations and footings) during the Lease Term, providing protection against any peril generally included in the classification "Fire and Extended Coverage" (and "earthquake insurance" and "flood insurance" if Landlord deems desirable), together with insurance against sprinkler damage, vandalism and malicious mischief and such further insurance as Landlord or Landlord's lender deems necessary or desirable. Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Landlord, as long as the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy or policies of insurance. If Landlord carries insurance under a blanket policy or policies, the insurance allocation among the respective retail locations covered by such policy or policies shall be determined according to standard industry practice.

     7.6.  Insurance Use Restrictions.

     Tenant agrees that it will not at any time during the Lease Term carry any stock of goods or do anything in or about the Premises which will tend to increase the insurance rates upon the building of which the Premises are a part. Tenant shall pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or any other peril normally covered by fire and extended coverage insurance that may be charged during the Lease Term on the amount of insurance to be carried by Landlord on the building of which the Premises are a part resulting from the foregoing or from Tenant's doing any act in or about the Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall, at it own expense, make whatever changes or provide whatever equipment safeguards are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

     7.7.  Tenant's Failure to Insure.

     Should Tenant fail to keep in effect and pay for the insurance as required in this section, Landlord may do so in which the insurance premiums paid by Landlord shall become and due and payable forthwith and failure of Tenant to pay the same on demand will, at Landlord's option, constitute an incurable default under this Lease.

8.   ALTERATIONS

     8.1.  Alterations, Additions and Changes.

     Tenant may, at its own cost and expense and after giving Landlord at least thirty (30) days' prior notice in writing, make such alterations, additions and changes to the interior of the Premises (except those of a structural nature) as long as the value of the Premises is not diminished. If the alteration, addition or change shall cost more than Five Thousand Dollars & No/100 ($5,000.00), prior written consent of the Landlord shall be required. Specifically, prior written consent of the Landlord must be obtained if Tenant intends to make any alteration, addition or change to any storefront, or the exterior walls or roof of the Premises. Landlord's consent may be granted or withheld in Landlord's sole and absolute discretion. Any alterations, additions and changes shall remain for the benefit of and become the property of Landlord, unless otherwise provided in the written consent. Tenant shall be directly responsible for all damages resulting from any violation of the provisions of this paragraph.

9.   MECHANICS' LIENS

     9.1.  Tenant's Obligations.

     Tenant shall pay all costs for labor and materials supplied for Tenant regarding the Premises and shall keep the Premises and Landlord free and clear of all mechanics' liens and any other liens on account of labor or materials supplied by or for Tenant or for persons claiming under Tenant. Upon Landlord's request, Tenant shall immediately remove any lien of record by payment or recording or posting an appropriate bond pursuant to Colorado statutory authority. Tenant agrees to and shall indemnify and save Landlord free and harmless against any and all liabilities, losses, damages, costs, attorneys' fees, and all other expenses on account of claims of contractors, subcontractors, laborers, material men and others for work performed, or materials or supplies furnished, for Tenant or persons claiming under Tenant.

     9.2.  Notice.

     If any claim of lien for labor or materials provided by or for Tenant shall be filed against the Premises or any action affecting the title for such property shall be commenced, upon receiving notice of such lien or action, Tenant shall forthwith give notice to Landlord.

     9.3.  Contest of Lien.

     If Tenant contests any claim of lien or lien which has been filed, Tenant shall furnish Landlord adequate security of the value of or the amount of the claim plus estimated costs and interests or, alternatively, a bond as provided by Colorado statutory authority. If a final judgment of any lien is entered, Tenant shall immediately pay and satisfy the lien. If Tenant fails to pay the judgment within fifteen (15) days of its entry, Landlord may, but shall not be required to, pay and satisfy the judgment for Tenant's account. The amount paid together with reasonable attorneys' fees incurred by Landlord shall be immediately due and owing from Tenant to Landlord and Tenant shall be responsible for payment of interest at the rate of twelve percent (12%) per annum from the date of payment by Landlord to date of payment by Tenant.

     9.4.  Landlord's Right to Cure.

     If Tenant shall fail to pay any charge for which a mechanic's lien claim or suit to foreclose the lien has been filed, and if Tenant has not given the

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

security to protect the property and the Landlord against such claims of lien, Landlord may, but shall not be required to, pay the claim and any costs associated with the claim. The amount paid by Landlord together with reasonable attorneys' fees incurred by Landlord shall be immediately due and owing from Tenant to Landlord, and Tenant, shall, upon demand, pay the same to Landlord with interest at the rate of twelve percent (12%) per annum from the date of demand.

     9.5.  Posting.

     Landlord and its managing agent shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted notices as permitted or provided by law or which Landlord may deem to be proper to prevent attachment of Tenant's mechanic's liens against the Premises or which may otherwise be for the protection of Landlord's interest in the Premises. Tenant shall, before the commencement of any work which might result in a lien on the premises give to Landlord written notice in sufficient time to enable Landlord to post, file or record such notices.

     9.6.  Landlord Does Not Consent.

     No provision of this Lease shall be deemed or construed as constituting the consent or request of Landlord, either express or implied:

           (a) For any contractor, subcontractor, laborer or material man to perform any labor, to furnish any materials or to make any specific improvement, alteration or repair of or to the Premises, or

           (b) To Tenant's having any right, power or authority to contract for, or to permit it to render, any services or the furnishing of any materials that could give rise to the filing of any mechanic's lien against the Premises.

10.  SIGNS

     Tenant shall not affix or maintain upon the exterior premises nor within sixty (60) inches of the exterior Premises' windows, nor upon the doors, roof or exterior walls of the Premises, any sign, advertising, name, insignia, trade mark, descriptive material or other similar items except those which shall have been approved in writing, in advance, by Landlord. Any proposed signage by Tenant shall comply with all restrictions or regulations by county, state or federal agencies or authorities, if applicable. Tenant shall submit any proposed signage to Landlord. Failure of Landlord to disapprove of any such signage request within fifteen (15) days of submission shall constitute approval. Tenant shall not use pylon signs. Tenant shall not put any signage on project monument identification signs. If Landlord erects a multi-tenant identification on Yosemite, Tenant may put a sign face on that monument sign. Similarly, Tenant shall not use any device or method of advertising which includes sound, or special effects which extend beyond the Premises, including without limitation, flashing lights, search lights, loud speakers, sound equipment, radios or television. Further, Tenant shall not display, paint, place or cause to be displayed any handbill, bumper sticker or other advertising device on any vehicle parked in the parking area adjacent to the Premises. Tenant shall not distribute or cause to be distributed within The Entertainment District any handbill or other advertising device unless approved by Landlord. In no event may Tenant display any banner of any size or description outside of the premises without Landlord's prior written consent which consent may be granted or withheld in Landlord's sole discretion. In addition to any charges pursuant to paragraph 28.21(a), failure by Tenant to remove any banner after three (3) days' prior written notice shall, at Landlord's option, constitute an incurable default under this Lease.

11.  FIXTURES AND PERSONAL PROPERTY

     11.1.  Ownership.

     Any trade fixture, sign, merchandise or other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant. Tenant shall have the right at any time and from time to time, to remove any of its trade fixtures, signs, merchandise and other personal property which it may have stored or installed in the Premises. Tenant, at its expense, shall immediately repair any damage occasioned to the Premises by reason of removal of such trade fixture, sign, merchandise and other personal property. Upon expiration or earlier termination of the Lease, Tenant shall leave the Premises in a neat and clean condition, free of debris. All new trade fixtures, signs and/or personal property installed in or attached to the Premises by Tenant must be new or of like new quality when so installed or attached.

     11.2.  Removal.

     If Tenant shall fail to remove any of its trade fixtures, signs, merchandise and other personal property upon expiration or the earlier termination of this Lease, Landlord may remove from the premises and store such items at the expense of the Tenant. Tenant shall, upon demand, pay to Landlord the actual expenses of such removal and storage as well as the repair of any reasonable damage to the Premises resulting from or caused by such removal.

     11.3.  Personal Property Taxes.

     Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, signs, merchandise and other personal property in or upon the Premises. If any such item of property is assessed with property of Landlord, such assessment shall be divided between Landlord and Tenant whereby Tenant shall pay only its equitable portion of such assessment as determined by Landlord. No tax, assessment, fee or charge referred to in this paragraph shall be considered a real property tax under the provisions of paragraph 3.7.

12.  ASSIGNMENT, SUBLETTING AND FINANCING

     12.1.  Restrictions.

     Landlord and Tenant agree that The Entertainment District and Landlord's building consists of an interdependent group of retail enterprises and that the realization of the benefits of this Lease, both to Landlord and Tenant, is dependent upon Tenants creating and maintaining a successful and profitable retail operation in the Premises and that the "Tenant Mix" of The Entertainment District and Landlord's property is vital to the realization of the benefits of this Lease to both parties. Accordingly, as a material inducement for Landlord to enter into this Lease and as a matter specifically bargained for between Landlord and Tenant, Landlord agrees that Tenant shall not transfer, assign, sublet, enter into franchise, license or concession agreements, change ownership or voting control, mortgage, encumber, pledge or hypothecate all or any part of this Lease, Tenant's interest in the Premise or Tenant's business (collectively "Transfer") without first procuring the written consent of Landlord, which consent which consent shall not be unreasonable withheld subject to all of the provisions of paragraph 12.

     Tenant acknowledges and agrees that each of the rights of Landlord set forth in this paragraph 12 in the event of a proposed Transfer is a reasonable restriction on Transfer for purposes of Colorado Law.

     12.2.  Required Documents and Fees.

     Each Transfer to which Landlord has consented shall be evidenced by written instrument in form satisfactory to Landlord, executed by Tenant and the Transferee, under which the Transferee shall agree in writing for the benefit of Landlord to assume, perform and abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Premises only for the purposes specified in DEFINITIONS AND BASIC PROVISIONS. Tenant shall reimburse Landlord for Landlord's reasonable attorneys' and administrative fees incurred in the processing of, and documentation for, each such requested Transfer, whether or not the Transfer is consummated.

     12.3.  Transfer of Ownership Interest.

     If Tenant is a corporation which, under the current laws, rules or guidelines promulgated by the governmental body or agency having jurisdiction and authority to promulgate the same, is not deemed a public corporation, is an unincorporated association or partnership, or is a liability company, the Transfer, assignment or hypothecation, in the aggregate of more than forty-nine percent (49%) of the controlling interest in such entity shall be deemed a Transfer within the meaning of the provisions of this paragraph 12.

     12.4.  Continuing Guarantee.

     Any guarantee of this Lease on behalf of Tenant shall remain a continuing guarantee on behalf of the guarantor as a condition of the Transfer. In addition, Landlord may, in its sole discretion, request additional individual or other appropriate guarantees from the Transferee.

     12.5.  Bankruptcy.

     If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Sections 101, et seq., or any similar or successor statute ("Bankruptcy Code"), all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. All monies or other consideration constituting Landlord's property under this paragraph not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

     Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment, including the obligation to operate the business which Tenant is required to operate pursuant to DEFINITIONS AND BASIC PROVISIONS.

     BY PLACING THEIR INITIALS BELOW, LANDLORD AND TENANT HEREBY CERTIFY THAT THE PROVISIONS OF THIS PARAGRAPH 12 HAVE BEEN FREELY NEGOTIATED.

              LANDLORD:  __________     TENANT:  __________



13.  TENANT'S CONDUCT OF BUSINESS

     13.1.  Operating Covenant.

     Tenant covenants and agrees that it will operate and conduct within the Premises, continuously and uninterrupted during the Lease Term, the business which it is required to operate and conduct under the provisions of this Lease, except while the Premises may be untenable by reason of fire or other unavoidable casualty. Tenant also covenants and agrees that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures and have sufficient personnel to service and supply the usual and ordinary demands and requirements of its customers. If Tenant fails to continuously operate its business in the Premises as required by this paragraph, in addition to all other remedies available to Landlord, Landlord may, but is not obligated to, elect to terminate this Lease upon written notice of Landlord's intent to Tenant, where upon this Lease shall terminate, both Landlord and Tenant shall be relieved of all further liability to each other, and Tenant shall vacate the Premises upon the date specified in Landlord's notice to Tenant.

     13.2.  Rules and Regulations.

     Tenant shall observe faithfully and comply with and cause its employees and invitees to observe faithfully and comply with reasonable and non-discriminatory rules and regulations governing The Entertainment District and Landlord's property as may from time to time be promulgated by Landlord.

     13.3  New Locations.

     In recognition that this Lease provides for rent based, in part, upon a percentage of sales made by Tenant upon or from the Premises, which factor has been taken into consideration by Landlord in agreeing to the amount of Minimum Annual Rent, during the Lease Term, none of Tenant, any entity owned by, or controlled directly or indirectly by or under common control with Tenant or any shareholder, member or partner holding more than fifty percent (50%) of the shares, or membership or partnership interest, as the case may be, of Tenant shall directly or indirectly own or operate any business similar to that for which the Premises are being used or under a trade name the same as, or similar to, the trade name of the Premises, which business or trade name was not so owned, operated or used by Tenant as of the effective date of this Lease which other location shall be within a radius of five (5) miles from the Premises.

     13.4.  Pest Control.

     Tenant, at its cost and expense, shall at all times keep the Premises free of pests. Landlord may also elect to implement a program of pest control if appropriate. If Landlord implements such a program, Tenant grants to Landlord the right to enter the Premises and perform such spraying and/or inspections that Landlord deems appropriate. Tenant shall reimburse Landlord for Tenant's pro rata share of the cost of such program. If Tenant refuses or elects not to perform the terms and provisions of this paragraph 13.4, Landlord shall have the right, upon giving Tenant written notice of its election to do so, to perform any and all pest control which is necessary. Tenant shall reimburse Landlord for any cost incurred by Landlord pursuant to this paragraph upon demand, with interest at twelve percent (12%) per annum from the date of demand until date of payment.

14.  REPAIRS AND MAINTENANCE

     14.1.  Tenant's Maintenance Obligations.

     Tenant shall at all times from and after delivery of possession of the Premises to Tenant, at its own cost and expense, repair and maintain in good and tenantable condition the Premises and every part thereof including, without limitation, floor coverings, utility meters, pipes and conduits, all fixtures, all heating, air conditioning and ventilating equipment, all other equipment, the store front or store fronts, all of Tenant's signs, locks and closing devices, window sashes, casements or frames, doors and door frames, gas lines which exclusively serve the Premises, and all items of repair, maintenance and improvement or reconstruction as may be at any time and from time to time required with respect to the Premises by any governmental agency having jurisdiction of the Premises. This obligation excludes the roof, exterior walls, structural portions of the Premises and structural floor. All glass, both exterior and interior, shall be maintained at Tenant's sole cost and expense and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. All store front cleaning and repair shall be done when The Entertainment District and Landlord's property is not open for business to the public except in the event of an emergency.

     Tenant shall at all times keep the Premises in a neat, clean and orderly condition and shall deposit all trash and rubbish generated by it within prescribed receptacles in designated service areas. Notwithstanding the foregoing, if Landlord shall implement a rubbish removal program for Landlord's property, Tenant shall pay its pro rata share of such system through common area expenses under paragraph 16.

     14.2.  Landlord's Maintenance Obligations.

     Landlord shall keep and maintain in good and tenantable condition and repair the roof, exterior walls, structural parts and structural floor of the Premises and pipes and conduits outside the Premises for the furnishing to the Premises of various utilities except to the extent that those utilities are the obligations of the appropriate public utility company. Landlord shall not be required to make repairs necessitated by the negligence or willful misconduct of Tenant, its servants, agents, employees or contractors or anyone claiming under Tenant, or by reason of the failure of Tenant to perform or observe any condition or agreement contained in this Lease, or caused by alterations, additions or improvements made by Tenant or anyone claiming under Tenant. Landlord shall not be liable to Tenant for failure to make repairs specifically required of Landlord unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable time following receipt of Tenant's written notification.

     14.3.  Tenant's Failure to Maintain.

     If Tenant refuses or neglects to make repairs and/or maintain the Premises in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, the cost of such work, with interest at the rate of twelve percent (12%) per annum from the date of demand until the date of payment shall be paid by Tenant promptly upon receipt of bills in this regard. Failure of Tenant to pay any of the charges within ten (10) days of receipt shall constitute a default under the Lease. Under any surrender of the Premises, Tenant shall redeliver them to Landlord in good order, condition and repair, ordinary wear and tear excepted, and excepting such items of repair as may be Landlord's obligation.

     14.4.  Definition of Exterior Walls.

     As used in this paragraph, the expression "exterior walls" shall not be deemed to include store front or store fronts, plate glass, window sashes, casements or frames, doors or door frames, security grills or similar enclosures. Landlord shall be under no obligation to make any repair, alteration, renewal, replacement or improvement to or upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as otherwise provided in this Lease.

     14.5.  Right of Entry.

     Tenant shall permit Landlord and its authorized representatives to enter the Premises at all times for the purpose of making emergency repairs and during usual business hours for the purpose of inspecting the Premises. Except for emergency repairs, the right of entry shall be upon 24-hour notice from Landlord to Tenant. Landlord may go upon the Premises, make any necessary repairs and perform any work which may be necessary to comply with any law, ordinance, rule or regulation of any public authority or that Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after written demand from Landlord. Nothing contained within this Lease shall imply any duty on the part of Landlord to do any such work which under the provisions of the Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant's default in failing to do the same. In case of dispute between Landlord and Tenant, Tenant acknowledges that it does not have any right or claim for damage for any injury or inconvenience occasioned by Landlord's failure to make repairs nor to any abatement or offset of rent.

     14.6.  Grant of License.

     Tenant hereby grants to Landlord such licenses or easements in, under or over the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of mains, utilities (including, without limitation, any power or telephone-duct banks, sanitary-sewer facilities and storm-drain lines), conduits, shafts, pipes or other facilities to serve any building or any part thereof, including, but not by way of limitation, the Premises of any occupant of Landlord's property. Landlord shall, however, pay for any alteration required on the Premises as a result of any such exercise of, occupancy under, or enjoyment of any such license or easement. Further, no exercise of, occupancy under, or enjoyment of such license or easement shall result in any unreasonable interference with Tenant's use, occupancy or enjoyment of the Premises as contemplated by other provisions of this Lease.

     14.7.  Heating, Ventilating and Air Conditioning Equipment.

     The installation of the heating, ventilation and air conditioning equipment serving the Premises shall be described in Exhibit "B", and Tenant shall accept the same in its "as is" condition. At the option of Landlord, to be exercised in Landlord's sole discretion: (1) Tenant shall contract with a service company mutually agreed upon between Landlord and Tenant for the regular (but not less frequently than monthly) maintenance, repair and replacement (when necessary) of the heating, ventilation and air conditioning equipment serving the Premises and shall provide Landlord with a copy of any service contract within ten (10) days following its execution; or (2) Landlord may contract with a service company of its own choosing (or provide such service itself) for the maintenance, repair and replacement (when necessary) of the heating, ventilation and air conditioning equipment and collect a reserve or bill Tenant for the cost of same as additional rent. The sum so billed to Tenant shall become immediately due and payable to Landlord.

     The expenses incurred in connection with the operation, maintenance, repair and replacement of such heating, ventilation and air conditioning equipment shall be the sole responsibility and expense of Tenant. In the event Tenant does not fulfill its obligation in this regard, Landlord may elect to be responsible for the replacement, as necessary, of the heating, ventilating and air conditioning equipment in which event Landlord shall have the right to establish and collect from Tenant, as additional rent, a reasonable reserve to be maintained by Landlord and used for the purpose of paying the cost of such replacement. All costs in this regard may, at Landlord's option, either be collected as part of common area expenses or billed separately to Tenant.

15.  DAMAGE OR DESTRUCTION

     15.1.  Insured Casualty.

     If the Premises are partially or totally destroyed by fire or any other peril covered by insurance maintained by Landlord, Landlord shall, within 180 days after the occurrence of such destruction, but only to the extent that proceeds of such insurance are available to Landlord for such purpose, commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect. If, however, insurance proceeds are not sufficient to pay the full cost of such reconstruction, if the damage or destruction is due to the acts or omissions of Tenant, its agents, employees or contractors, or if Landlord is restricted by any governmental authority, Landlord may elect to either terminate this Lease or pay the additional cost of such reconstruction. Such reconstruction shall be only to the extent necessary to restore Landlord's work in the Premises as described in Exhibit "B". Tenant shall be obligated for the restoration of all of the items specified as Tenant's work in Exhibit "B" in the event of such reconstruction, as well as Tenant's other leasehold improvements, trade fixtures and other personal property on the Premises.

     15.2.  Uninsured Casualty.

     If the Premises are damaged or destroyed to any extent whatever as a result of a casualty or peril not covered by Landlord's insurance, Landlord may within 180 days after the occurrence of such destruction: (1) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (2) notify Tenant in writing that it elects not to reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of service of such notice. In the event of any destruction of the Premises by Landlord following destruction as a result of any casualty or peril not covered by Landlord's insurance, such reconstruction shall be only to the extent necessary to restore Landlord's work in the Premises as described in Exhibit "B". Tenant shall be obligated for the restoration of all of the items specified as Tenant's work in Exhibit "B" in the event of such reconstruction, as well as Tenant's other leasehold improvements, trade fixtures and other personal property on the Premises.

     15.3.  Damage Near End of Term.

     If the Premises are partially or totally destroyed during the last two (2) years of the Lease Term, Landlord and Tenant each shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after such destruction, in which event this Lease shall cease and terminate as of the date of service of such notice. For purposes of this provision, partial destruction shall be deemed to be a destruction to an extent of at least one-third (1/3) of the full replacement cost of the Premises as of the date of destruction.

     15.4.  Release of Liability.

     In the event of any termination of this Lease in accordance with this paragraph, the parties shall be released thereby without further obligation to the other party coincidental with the surrender of possession of the Premises to Landlord except for items which have previously accrued and are then unpaid or unperformed.

     15.5.  Abatement of Rent.

     In the event of reconstruction and restoration as provided in this paragraph, if Tenant has maintained the business interruption or loss of income insurance required pursuant to paragraph 7, to the extent that the proceeds of such business interruption or loss of income insurance may be exhausted during the period of reconstruction and restoration, Minimum Annual Rent and additional rent payable under this Lease shall thereafter be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the remainder of the period of reconstruction and restoration. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such destruction, reconstruction or restoration. Tenant hereby waives any statutory right of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any provision of this Lease.

16.  COMMON AREAS

     16.1.  Use of Common Areas.

     There shall be available in The Entertainment District certain areas to be used for automobile parking and for the general use, convenience and benefit of the customers and patrons of Tenant and of the Tenants, owners and occupants of The Entertainment District and Landlord's property, which areas, together with the service corridors and all other service facilities and equipment, shall be referred to as "common areas". Tenant, its employees and invitees are authorized, empowered and privileged to use the common areas, with other authorized persons, as determined by Landlord, during the Lease Term. Landlord shall keep or cause to be kept the common areas in a neat, clean and orderly condition, properly lighted and landscaped and shall repair any damage to the facilities if required. The manner in which The Entertainment District and Landlord's property shall be maintained shall be determined by Landlord in its sole discretion.

     16.2.  Common Area Expenses.

     The expenses incurred by Landlord in connection with the maintenance, repair and replacement of the common areas and the maintenance, repair and replacement of the roofs, exterior walls, structural parts and structural floor of the buildings located within Landlord's property and pipes and conduits outside the various Premises of Tenants of Landlord's property for furnishing to the Premises various utilities (except to the extent that the same are the obligation of the appropriate public utility company) shall be referred to as "common area expenses". Common area expenses shall be apportioned among the various occupants as set forth in Definitions and Basic Provisions (k).

     Commencing when Tenant first delivers to Landlord the Tenant-Executed Counterparts of this Lease and thereafter on the first day of each calendar month of the Lease Term, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount estimated by Landlord to be Tenant's share of the total annual common area expenses for that calendar year or balance thereof. Landlord shall provide Tenant with the common area expense estimate in writing prior to collecting any amounts under this paragraph. Landlord may adjust the common area expenses charged to Tenant at the end of any calendar quarter on the basis of Landlord's experience and reasonably-anticipated costs. Within ninety (90) days following the end of each calendar year, Landlord shall furnish Tenant a statement covering the calendar year just expired, certified as correct by an authorized representative of Landlord and prepared in accordance with generally accepted accounting principles showing the total common area expenses for the preceding calendar year, the amount of Tenant's share of such common area expenses, and payments made by Tenant with respect to the calendar year. Tenant shall have the right to audit the common area expense statements at its sole expense. In the event that Tenant's audit discovers a variance of more than ten percent (10%), Landlord shall be responsible for the expense of such audit. If Tenant's share of the common area expenses exceeds Tenant's payments previously made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement. If such payments exceed Tenant's share of common area expenses, Tenant shall be entitled to credit the excess against payments for common area expenses thereafter to become due to Landlord as set forth within this paragraph. Upon termination of this Lease, if Tenant is not in default hereunder, Landlord shall refund to Tenant the amount of any excess, promptly upon Landlord's receipt of Tenant's request. Failure of Tenant to pay any of the charges required regarding common area expenses to be paid when due shall constitute a material default under the terms of this Lease.

     16.3.  Expenses Included.

     Expenses incurred pursuant to paragraph 16 shall include, but are not limited to, all sums expended for, or in connection with: the common areas; the operation, general maintenance, repair, replacement and restoration, resurfacing, painting, re-striping, cleaning, sweeping of and janitorial services for, the common areas; maintenance repair and replacement of sidewalks, curbs, planting and landscaping; lighting and other utilities including meter reading, directional signs and other markers and bumpers; operation, maintenance, repair and replacement of any fire-protection system, lighting system, storm drainage system and any other utility system; personnel to implement such services; Landlord's share of real and personal property taxes and governmental charges, fees or assessments of any kind or nature (including reserves) on improvements and land comprising the common areas, including parking structures or other facilities, street improvements, storm drainage, park-and-ride facilities and community-facility districts; charges, surcharges and other costs related to requirements of any governmental agency; all costs and expenses pertaining to a security-alarm system for the Tenants of the building; purchase, installation, removal and storage of holiday decorations; maintenance, repair and replacement of, and depreciation on, operating and maintenance machinery and equipment, if owned, and rental paid for such machinery and equipment, if rented; non-refundable reserves for replacements other than equipment; premiums for public liability, property damage, fire and extended coverage insurance (including reasonable reserves for deductibles in any self-insured retention including earthquake insurance and flood insurance if Landlord deems desirable) together with insurance against sprinkler damage, vandalism and malicious mischief; and any other insurance carried by Landlord on the common areas; all costs and expenses necessary to maintain, repair or replace the roofs, exterior walls, structural parts and structural floor of the building and pipes and conduits outside the Premises for furnishing to the Premises of various utilities except to the extent that this is the obligation of the appropriate utility company; the cost of government-mandated changes to the building and/or to the common areas pursuant to the Americans With Disabilities Act; and allowance to Landlord for Landlord's supervision of the common areas in an amount equal to fifteen percent (15%) of the total of the expenses for each calendar year. If Landlord shall contest any tax or assessment affecting the building, the expenses involved in such contest shall be part of the common area expenses, as long as the contest affects the building or the common areas. If Landlord receives a refund pursuant to its contest of any such tax or assessment, as long as Tenant has paid its share of the costs incurred by Landlord in connection with such contest, Landlord shall reimburse Tenant a


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portion of the total refund pro rated in the same manner as set forth in paragraph 16.2.

     16.4.  Common Area Rules and Regulations.

     Landlord shall have the right to establish and, from time to time, change, alter and amend, and to enforce against Tenant and other users of the common areas such reasonable and non-discriminatory rules and regulations as may be deemed necessary or advisable for the proper and efficient operation, maintenance, repair and replacement of the common areas. The rules and regulations provided for may include, without limitation, the hours during which the common areas shall be open for use. Landlord may establish a system or systems of validation or similar operation including a system of charges against non-validated parking of users, and Tenant shall conform to and abide by all such reasonable and non-discriminatory rules and regulations in its use and the use of its customers and patrons with respect to automobile parking areas.

     16.5.  Control of Common Areas.

           (a) Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas, whether the same shall be surface, underground or multiple level, and making such changes therein and thereto from time to time which, in Landlord's opinion, are desirable and in the best interests of all persons using the common areas, including the location and relocation of driveways, entrances, exits, vehicle parking areas and spaces, direction and flow of traffic, designation of prohibited areas, landscaped areas, sidewalks, pedestrian passageways and all other facilities thereof.

           (b) Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence of Landlord, its agents, servants or employees.

           (c) Landlord shall at all times during the Lease term have the sole and exclusive control of the common areas. Landlord may, at any time and from time to time during the Lease Term, exclude and restrain any person from use or occupancy thereof excepting, however, bona fide customers, patrons and service suppliers of Tenant, and other Tenants of Landlord who make use of the common areas in accordance with the reasonable and non-discriminatory rules and regulations established by Landlord. It shall be the duty of Tenant to keep all of the common areas free and clear of any obstruction created or permitted by Tenant or resulting from Tenant's operation.

     16.6  Employee Parking Restrictions.

     Employees of Tenant and other Tenants within Landlord's building shall not be permitted to park their automobiles or other vehicles in the automobile

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

parking areas which may from time to time be designated for patrons of The Entertainment District and Landlord's property. Landlord may, at its option, furnish and/or cause to be furnished either within The Entertainment District, or reasonably close thereto, space for employee parking. Landlord at all times shall have the right to designate the particular parking area, if any, to be used by such employees and any such designation may be changed from time to time. Tenant and its employees shall park their vehicles only in those portions of the parking area, if any, designated for that purpose by Landlord and, if required, shall attach to their vehicles any identification stickers.

17.  DEFAULTS - REMEDIES

     17.1  Events of Default.

     The occurrence of any of the following shall constitute a default and material breach of this Lease by Tenant:

           (a) Any failure by Tenant to pay any rent or any other charge or any part thereof required to be paid under this Lease or such failure continues ten (10) days after written notice from Landlord to Tenant; or

           (b) Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant or such failure continues for five (5) days after written notice from Landlord to Tenant. If, however, the nature of such default is such that the same cannot reasonably be cured within the five (5) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such period and thereafter rectify and cure such default with due diligence which in no event shall exceed thirty (30) days after written notice thereof from Landlord to Tenant specifying the particulars of the default; or

           (c)  Abandonment or vacation of the Premises by Tenant; or

           (d) To the extent permitted by law, a general assignment by Tenant or any Guarantor for the benefit of creditors, or the filing by or against Tenant or any Guarantor of any proceeding under and insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any Guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any Guarantor, unless possession is restored to Tenant or such Guarantor within thirty (30) days, or the execution or other judicially-authorized seizure of all or substantially all of Tenant's assets located on the Premises or if Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.

     17.2  Remedies.

           (a) In the event of a default by Tenant, Landlord, and addition to any other remedies available to it at law or in equity, including injunction, at its option, without further notice or demand of any kind to Tenant or any other person may:

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

                (1) Declare the Lease Term ended and re-enter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or

                (2) Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due; or

                (3) Even though it may have re-entered the Premises, thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

           (b) In addition to any rights or remedies herein above or hereafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply if Tenant engages in any one or more of the acts as follows:

                (1) In all events, any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty
                     (60) days following the entry of an appropriate order or within such earlier time as may be provided by applicable law;

                (2) In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen
                     (15) days after such assumption: (A) cure any default or provide adequate assurance that any default will be promptly cured; and (B) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual pecuniary loss including, but not limited to, all attorney's fees and costs incurred by Landlord resulting from any such proceeding, and (C) provide adequate assurance of future performance;

                (3) Where a default exists in this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease;

                (4) The debtor or trustee may only assign this Lease if (A) it is assumed; and (B) adequate assurance of future performance by the assignee as provided, whether or not there has been a default under this Lease. Any consideration paid by any assignee in excess of the rent reserved in this Lease shall be the sole property of and paid to Landlord;

                (5) Landlord shall be entitled to the fair-market value of the Premises and the services provided by Landlord which in no event shall be less than the rent reserved in this Lease subsequent to the commencement of a bankruptcy;

                (6) Any security deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief", and

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


                (7) Landlord shall be entitled to adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the term "adequate assurance" shall include at least the following, without limitation:

                     (A) Any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally-accepted accounting principles) of an amount sufficient to assure that the proposed assignee will have the resources with which to conduct the business to be operated in the Premises, including the payment of all rent, charges and all other expenses provided for in this Lease. The financial condition and resources of Tenant are material inducements to Landlord entering into this Lease.

                     (B) Any proposed assignee must have engaged in the permitted use described in Definitions and Basic Provisions for at least five (5) years before any such proposed assignment.

                     (C) Any proposed assignee must have had minimum sales at each location at which it operated such a business equal to at least ninety percent (90%) of Tenant's average monthly sales at the Premises for the eighteen
                          (18) month period preceding initiation of a proceeding under the Bankruptcy Code.

                     (D) In entering into this Lease, Landlord considered extensively Tenant's permitted use and determined that such permitted business would add substantially to the Tenant balance and, were it not for Tenant's agreement to operate only Tenant's permitted business on the Premises, Landlord would not have entered into this Lease. Landlord's operation of its property will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant's permitted business.

                     (E) The provisions of paragraph 13.3 of this Lease regarding new or competing locations and Landlord's acceptance of that provision, upon the terms and conditions specified therein, were a material inducement to Landlord to enter into this Lease. Any individual or entity proposed by a trustee in bankruptcy to be an assignee of this Lease must comply with the provisions of paragraph 13.3. Any proposed assignee of this Lease must assume and agree to personally bound by the terms, provisions and covenants of this Lease.

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

                     (F) Any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining Tenants in Landlord's building taking into consideration all other "use" clauses and/or "exclusivity" clauses which may then exist under those Tenants' leases with Landlord.

           (c) Should Landlord have re-entered the Premises under the provisions of this paragraph 17, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other charges thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions of this Lease by any such re-entry or by any action, in unlawful detainer or otherwise to obtain possession of the Premises unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Colorado and the surrender of possession pursuant to such notice shall not, unless Landlord elects to the contrary and such election is evidenced by written notice to Tenant, be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation to (1) remove all or any part of the personal property located within the Premises and place the same in storage at the risk and expense of Tenant, and/or (2) erect a barricade and partition the Premises at the expense of Tenant.

           (d) Should Landlord elect to terminate this Lease pursuant to the provisions of paragraph 17, Landlord may recover from Tenant as damages, the following: (1) the worth at the time of the award of any unpaid rent and other charges which had been earned at the time of termination; plus (2) the worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of the award exceeds the amount of the loss of such rent and other charges that Tenant proves could have been reasonably avoided; plus (3) the worth at the time of the award of the amount by which the unpaid rent and other charges for the balance of this Lease term after the time of the award exceeds the amount of the loss of such rent and other charges that Tenant proves could have been reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in: (A) retaking possession of the Premises, including reasonable attorneys' fees; (B) maintaining or preserving the Premises after such default; (C) preparing the Premises for reletting to a new Tenant, including repairs or alterations to the Premises for such reletting; (D) leasing commissions; and (E) all other costs necessary or appropriate to relet the Premises; plus (5) any amount paid to Tenant by Landlord for the initial construction or remodeling of Tenant's work in the Premises; plus (6) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Colorado law; (7) in any event, Landlord

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

                shall make all reasonable efforts to mitigate its damages allowed pursuant to this subsection (d).

           (e) In the event of default, all of Tenant's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the premises and, during the period of such default, Landlord shall have the right to make exclusive possession of same and to use the same free of charge until all defaults are cured or, at its option, to require Tenant to remove the same forthwith.

     17.3.  Computations.

     For purposes of this paragraph, all rent and charges other than Minimum Annual Rent shall be computed on the basis of the average monthly amount thereof accruing during the 12-month period immediately preceding default, unless a 12-month period of this Lease has not elapsed, in which case the average monthly amount shall be based upon the entire period of Tenant's occupancy of the Premises.

     17.4.  Definition of Worth at Time of The Award.

     As used in this paragraph 17, the "worth at the time of the award" shall be computed by allowing interest at the rate of twelve percent (12%) per annum. As used in paragraph 17.2(d)(3) above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

     17.5.  Efforts to Relet.

     For purposes of this paragraph 17, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interest hereunder. The foregoing is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     17.6  No Waiver.

     The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing.

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


18.  DEFAULT BY LANDLORD

     Landlord shall not be in default unless Landlord fails to perform the obligations required of the Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have therefore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation. If, however, the nature of the Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such (30) day period and diligently prosecutes the same to completion. Should Landlord be deemed to be in default of this Lease, Landlord shall be liable to Tenant for all damages sustained by Tenant as a direct result of Landlord's breach, and Tenant shall not be entitled to terminate this Lease as a result thereof. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying any rent due as a result of any default by Landlord.

19.  ATTORNEYS' FEES

     If either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the prevailing party in such action or proceeding shall be entitled to all reasonable attorneys' fees and costs incurred therein by the successful party.

20.  EMINENT DOMAIN

     20.1.  Taking Resulting in Termination.

     If all or substantially all of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as of the date possession shall be so taken. If a portion of the floor area of the Premises shall be taken under the power of eminent domain and the remaining portion will not be reasonably adequate for the operation of Tenant's business, notwithstanding Landlord's performance of restoration as herein provided, this Lease shall terminate as of the date possession of that portion is taken. If this Lease is terminated, all rent shall be paid to the date that possession is taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not earned.

     20.2.  Partial Taking.

     In the event of any taking under the power of eminent domain which does not terminate this Lease as provided above: (a) any obligation of Tenant under this Lease to pay Percentage Rent and other amounts and all other provisions of this Lease shall remain in full force and effect, except that Minimum Annual Rent shall be reduced in the same portion that the amount of floor area of the Premises taken bears to the floor area of the Premises immediately before such taking, (b) other charges under this Lease based on the floor area shall be calculated based upon such reduced floor area, (c) Landlord shall, to the extent of the condemnation award, at Landlord's own cost and expense, in the part of the Premises which is not taken, restore Landlord's work described in Exhibit "B" to as near its former condition as the circumstances will permit, and (d) Tenant shall do likewise with respect to Tenant's work in the Premises of that part which is not taken.

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

     20.3.  Award.

     All damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Premises. Nothing herein, however, shall prevent Tenant from making claim for loss or damage to Tenant's trade fixtures and removable personal property. Landlord and Tenant hereby waive the provisions of any statute affecting the rights between them in the event of a taking.

     20.4.  Transfer Under Threat of Taking.

     A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain.

21.  SUBORDINATION TO FINANCING; ATTORNMENT

     21.1.  Subordination.

     This Lease is subject and subordinate to all ground or underlying Leases, including sale-leaseback leases, mortgages and deeds of trust which now affect the Premises, the Landlord's building or any portion thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If, however, the lessor under any such Lease, the holder or holders of any such mortgage or the beneficiary or beneficiaries under any such deed of trust shall advise Landlord that it or they desire or require this Lease to be prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver all instruments which Landlord or such lessor, holder or holders, beneficiary or beneficiaries shall deemed necessary or desirable for purposes thereof.

     21.2.  Future Encumbrances.

     Landlord shall have the right to cause this Lease to be, become and remain subject and subordinate to all ground or underlying leases, including sale-leaseback leases, mortgage and deeds of trust which may hereafter be executed covering the Landlord's building, the Premises, the real property thereunder or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon, and subject to all of the terms and provisions thereof. Tenant shall, within ten (10) days after Landlord's written request, execute, acknowledge and deliver all documents or instruments requested by Landlord or deemed necessary or proper to assure the subordination of this Lease to such mortgages, deeds of trust or leasehold estates. Failure of Tenant to timely execute, acknowledge and deliver the foregoing shall constitute a material default under this Lease.

     21.3.  Attornment.

     Tenant hereby attorns and agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring Landlord's building, the Premises or real property thereunder or any portion thereof at any sale or proceeding, or pursuant to the exercise of rights, powers or remedies under any mortgage, deed of trust, or ground or underlying lease, as if such person, firm or corporation had been named as Landlord in this Lease. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver any document provided herein for and in the name of Tenant, and such power, being coupled with an interest, is irrevocable.

     21.4.  Estoppel Certificate.

     If, upon any sale, lease, financing, assignment or hypothecation of the Premises, this Lease, the Landlord's building or the land thereunder by Landlord, an estoppel certificate shall be required from Tenant, Tenant shall deliver in recordable form within ten (10) days after written request thereof by Landlord such certificate as shall be submitted by Landlord. Tenant's failure or refusal to execute timely such certificate shall constitute an acknowledgement by Tenant that the statements contained in such certificate are true and correct without exception and may, at Landlord's option, constitute a material default under this Lease.

     21.5.  Mortgagee Changes.

     Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by Landlord's ground lessor, if any, the holder of a mortgage or deed of trust or such similar financing instrument covering Landlord's fee or lease hold interest in the Premises, as the case may be, so long as such changes do not materially alter the economic terms of this Lease or otherwise materially diminish the rights or materially increase the obligations of Tenant.

22.  SALE OF PREMISES BY LANDLORD

     In the event of any sale, exchange or other conveyance of the building or any portion or portions thereof by Landlord or an assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale, exchange, conveyance or assignment.

23.  HOLDOVER BY TENANT

     23.1.  Holdover Tenancy.

     This Lease shall terminate without further notice upon the expiration of the Lease Term. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably and quietly surrender the Premises broom-clean and in the same condition as the Premises were upon delivery of possession to Tenant by Landlord, reasonable wear and tear excepted. Should Tenant holdover in the

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

Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Landlord may, in its sole discretion, treat Tenant as a tenant at will, subject to all the terms and conditions of this Lease, except that Minimum Annual Rent shall be an amount equal to the greater of: (a) one and one-half (1 1/2) times the sum of Minimum Annual Rent and percentage rent which was payable by Tenant for the twelve-month period immediately preceding the expiration or earlier termination of this Lease; or (b) the then currently-scheduled rent for comparable space in the building, as the same is reasonably determined in Landlord's sole business judgment. If Tenant shall hold the Premises after the expiration of the Lease with the consent of Landlord, either express or implied, such holding over, in the absence of written agreement, shall be deemed to have created a tenancy from month-to-month terminable on thirty (30) days' written notice by either party to the other, upon a monthly-rent basis, and otherwise subject to all the terms and provisions of this Lease.

     23.2.  Failure to Surrender.

     If Tenant shall fail to surrender the Premises upon termination or expiration of this Lease, in addition to all other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure including any claim made by any succeeding Tenant founded upon such failure to surrender. Acceptance by Landlord of any Minimum Annual Rent, percentage rent or additional rent after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, constitute acceptance of Tenant as a tenant at will, or result in a renewal of this Lease.

24.  QUIET ENJOYMENT

     Upon Tenant's timely payment of Minimum Annual Rent, percentage rent and additional rent and its observation and performance of all of the covenants, terms and conditions of this Lease to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises from and after delivery to Tenant.

25.  NOTICES

     25.1.  Notice.

     Wherever in this Lease it shall be required or permitted that notice, approval, advise, request, consent or demand be given or served by either party to or on the other, such notice shall be in writing and deemed to have been duly given by deposit in the United States Mail, postage prepaid, and forwarded by certified mail, addressed to the parties at the addresses listed in Definitions and Basic Provisions (o) or by personal service. Either party may change such address by written notice sent by certified mail to the other.

     25.2.  Default Notices.

     Any notice Landlord is required or authorized to serve upon Tenant in order to advise Tenant of alleged violations of Tenant's covenants within this Lease must be in writing but shall be deemed to have been duly given or served upon Tenant by delivery of a copy of such notice to one of Tenant's managing or responsible employees at the Premises.

26.  CAPTIONS AND TERMS

     26.1.  Reference Only.

     The captions of paragraphs and subparagraphs are for convenience only, are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

     26.2.  Parties.

     If more than one person or corporation is named as Landlord or Tenant in this Lease and executes the Lease as such, the word "Landlord" or "Tenant" wherever used in this Lease is intended to refer to all such persons or corporations and the liability of such persons or corporations for compliance with the performance of the terms, covenants and provisions of this Lease shall be joint and several. All personal pronouns used in this Lease, whether masculine, feminine or neuter, shall include all other genders.

27.  OBLIGATIONS OF SUCCESSORS

     Each and every provision of this Lease shall be binding upon and inure to the benefit of the parties, their respective heirs, executors, administrators, successors and assigns, subject to any agreements and restrictions contained elsewhere in this Lease with respect to the Transfer of all or any part of Tenant's interest in this Lease and/or Premises.

28.  MISCELLANEOUS PROVISIONS

     28.1.  Separateability.

     If any provision of this Lease shall be determined by a court of competent jurisdiction to be void, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

     28.2.  Warranty of Authority.

     If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of that entity and that this Lease is binding upon Tenant. The persons executing this Lease on behalf of Tenant hereby covenant and warrant (a) Tenant is duly qualified and all steps have been taken before the effective date of this Lease to quality Tenant to do business in the State of Colorado; (b) all franchise and entity taxes have been paid to date; and (c) all forms, reports, fees and other documents necessary to comply with the applicable laws will be filed when due.

     28.3.  Entire Agreement.

     There are no oral agreements between the parties affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties or their respective representatives and agents, or displayed by Landlord to Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret or construe this Lease. This Lease contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rent, use and occupancy of the Premises and shall be considered to be the only agreement between the Parties and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties. All negotiations and oral agreements acceptable to both parties have been merged into and are included in this Lease. There are no representations or warranties between the parties and all reliance with respect to representations is totally upon the representations and agreements contained in this Lease.

     28.4.  Right to Lease.

     Landlord reserves the absolute right to effectuate such other tenancies in the building as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the building. Tenant does not rely on the fact, nor does Landlord represent, that any specific Tenant or type of number of tenants shall, during the Lease Term, occupy any space in the building. Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the building.

     28.5.  Governing Law.

     The laws of the State of Colorado shall govern the validity, construction, performance and enforcement of this Lease. Should either party institute legal action to enforce any obligation contained in this Lease, it is agreed that the venue of such suit or action shall be Douglas County. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language.

     28.6.  Force Majeure.

     Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes, governmental actions, civil commotions, fire or other casualty, and other non-financial causes beyond the reasonable control of the party obligated to perform shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rent and other charges to be paid by Tenant pursuant to this Lease.

     28.7.  Cumulative Rights.

     Landlord's various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any legal or equitable remedy which either party may otherwise have in the event of a breach or default of the terms, except as such remedies may otherwise be limited under this Lease. The exercise of one right or remedy by one party shall not impair its right to any other right or remedy until all obligations imposed upon the other party have been fully performed.

     28.8. Time.

     Except for the delivery of possession of the Premises to Tenant, time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

     28.9. Relationship of Parties.

     Nothing contained in this Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, of partnership, of joint venture or of any association between Landlord and Tenant. The only relationship between the parties shall be that of Landlord and Tenant.

     28.10. Late Charges.

     Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due under the Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust encumbering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when such amount is due, then Tenant shall pay the Landlord, as additional rent, a late charge equal to Two Hundred & Fifty Dollars & No/l00 ($250.00), plus all attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due. The parties agree that such late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.

     28.11. Financial Statements and Credit Reporting.

     (a) At any time during the Lease, Tenant shall, upon ten (10) days' prior written notice from Landlord provide Landlord or any institutional lender which is negotiating with Landlord for interim, construction or permanent financing with a confidential current financial statement and financial statements for each of the two years before the then-current fiscal statement year. Such current statement shall be prepared in accordance with generally-accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     (b) Landlord shall have the right at any time and from time to time to obtain a credit report on Tenant. Tenant shall execute any form reasonably required by Landlord or the credit-reporting entity to enable Landlord to obtain a credit report. Tenant shall grant any consent required by any credit-reporting agency if necessary or desirable to enable Landlord to obtain a credit report.

     28.12. Brokerage Fees.

     Except as otherwise expressly set forth, Landlord and Tenant represent and warrant that there are no claims for brokerage commissions or finders' fees in connection with the execution of this Lease. Each party shall indemnify the other against and hold it harmless from all liability arising from any such claim including, without limitation, the cost of attorneys' fees and court costs in connection therewith.

     28.13. Interest.

     Tenant shall pay to Landlord when due all sums of money required to be paid pursuant to this Lease. If Tenant shall fail to pay when the same is due and payable, any such unpaid sum shall bear interest at twelve percent (12%) per annum from the date due to the date of payment.

     28.14. No Offer to Lease.

     The submission of this document for examination and negotiation does not constitute an offer to Lease, or a reservation of, or option for the Premises. This document shall become effective and binding only upon execution by Tenant and by Landlord and delivery of a fully-executed counterpart of this Lease by Landlord or its duly authorized representative to Tenant. No act or omission of any managing agent or employee of Landlord, or Landlord's broker, shall alter, change or modify the provision of this paragraph.

     28.15. Exculpation.

     Should Landlord be a partnership, limited liability company or corporation, the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners of the partnership, members, officers or managers of the limited liability company or shareholders, officers or directors of the corporation constituting Landlord. Tenant shall look solely to the building and the net rents, issues, profits and other income actually received from the operation of the building, and to no other asset of Landlord for satisfaction of any liability in respect of this Lease. It is expressly understood and agreed that any money judgment resulting from any default or other claim arising under this Lease against Landlord shall be satisfied only out of the building and the net rents, issues, profits and other income actually received from the operation of the building.

     28.16. No Remuneration for Execution of Lease.

     Landlord and Tenant warrant, covenant and represent to the other that neither it, nor any of its directors, officers, members, managers, shareholders, employees, partners or agents has given to or received from the other party or any of such parties' directors, officers, members, managers, shareholders, employees, partners or agents any commission, fee, rebate or other thing or service in connection with the execution of this Lease.

     28.17. Recording.

     Tenant shall not record this Lease or any short form or memorandum of this Lease of public record. Tenant, upon request of Landlord's ground lessor, mortgagee or beneficiary under deeds of trust shall execute and acknowledge a short form or memorandum of this Lease for recording purposes if necessary.

     Upon the expiration or earlier termination of this Lease for any reason, Tenant, within three (3) days after request by Landlord, shall deliver to Landlord a Quit Claim Deed conveying to Landlord all interest Tenant may have had under this Lease and such other instruments as Landlord may reasonably request to evidence the same.

     28.18. Right to Show Premises.

     During the last one hundred twenty (120) days of the Lease or upon earlier termination of the Lease, Landlord shall have the right to go upon the Premises to show the same to prospective tenants or purchasers and to post appropriate signs.

     28.19. Hazardous Materials.

     Landlord has tendered to Tenant a copy of a phase I study which is in Landlord's possession. Other than the information contained in this phase I study, Landlord makes no warranties or representations regarding hazardous materials located on, in or under the Premises. Tenant agrees to accept the Premises in its "as is" condition concerning Hazardous Materials. Landlord shall have no liability, obligation, financial responsibility nor other legal responsibility to Tenant regarding Hazardous Materials on, in or under the Premises after Tenant takes possession of the Premises. Landlord shall not be responsible for indemnification nor holding harmless Tenant in this regard.

     Tenant, at its sole cost and expense, shall comply with all laws relating to the storage, use, handling and disposal of "Hazardous Materials". As used herein, the term Hazardous Materials includes, without limitation, any hazardous or toxic material, substance or waste which is regulated by any local, state or federal governmental authority or agency.

     If Tenant intends to store, use, handle or dispose of any Hazardous Materials, Tenant shall notify Landlord in writing at least ten (10) days before it does so on the Premises. Tenant's failure to so notify Landlord shall constitute a default under the Lease. Such notification shall include identification and quantities of such Hazardous Materials. Landlord may require monitoring, testing, analysis and evaluation with respect to Hazardous Materials on the Premises, at Tenant's sole cost and expense, by environmental specialists reasonably approved in advance by Landlord. Tenant shall fulfill any notification requirements imposed by any local, state or federal governmental authority or agency and provide Landlord with copies of all reports filed with any such agency or governmental authority.

     The clean-up and disposal of all Hazardous Materials, including any required monitoring or reporting, shall be performed at Tenant's sole cost and expense. Tenant shall furnish to Landlord complete records which document proper transport and disposal of such material. Landlord may, in its sole discretion, elect by written notice to Tenant to perform any required clean-up and disposal of such Hazardous Materials. In such event, Tenant shall pay the Landlord as additional rent, the actual cost of same upon receipt from Landlord of a written invoice.

     Tenant shall permit Landlord, its agents and/or employees to enter the Premises at any time, without prior notice to inspect or take action with respect to Hazardous Materials.

     Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord's agents and representatives harmless from all claims, judgments, liabilities, cost and expenses, including attorney's fees and costs arising out of or in connection with its storage, use, handling or disposal of Hazardous Materials on the Premises. In addition, except with respect to any Hazardous Materials installed or placed on the Premises by Landlord or its agents or employees, Tenant shall be solely responsible and shall indemnify and hold Landlord harmless from and against all claims, judgments, liabilities, costs and expenses, including attorney's fees and costs, arising out of or connected with the removal, clean-up and/or restoration work and materials necessary to return the Premises and the building to the condition existing before the appearance of Hazardous Materials on the Premises. Tenant's obligations under this paragraph shall survive the termination of this Lease.

     28.20. Modification Fees.

     If Tenant requests any modification or amendment to this Lease, including any request for termination, Tenant shall reimburse Landlord for Landlord's reasonable attorney's fees for the review, negotiation and drafting of each such instrument and for Landlord's reasonable administrative costs incurred in the processing of each such request. The foregoing attorney's fees and administrative costs shall be due and payable upon Landlord's written demand, whether or not the modification, amendment or termination is ultimately executed and delivered.

     28.21. Charges for Failure to Comply.

     The charges described herein shall be in addition to all other rights or remedies available to Landlord (or Tenant as the case may be) at law, in equity, or under this Lease. The parties agree that each such charge represents a fair and reasonable estimate of the costs that Landlord will incur with respect to each occurrence described below.

     (a) Signs. If Tenant violates any provision of paragraph 10, Tenant shall pay $250 per day for each day that such violation continues.

     (b) Tenant to Remain Open. Subject to the applicable provisions of this Lease, Tenant shall pay to Landlord $250 per day for each day that Tenant fails continuously to remain open for business during the hours Tenant is required to remain open.

     (c) Radius. If Tenant violates paragraph 13.3 by opening another business within the specified radius, Landlord, so long as Tenant is operating the other business, may include the net sales of the other business in the net sales made from the Premises for the purposes of computing Percentage Rent. Percentage Rent shall be calculated from the operation of the other business in the same manner as Percentage Rent is calculated pursuant to the terms and provisions of this Lease.

     28.22. Partial Payment.

     No payment by Tenant or receipt by Landlord of a lessor amount that the Minimum Annual Rent or additional rent shall be deemed to be other than on account of the earliest stipulated rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease at law or in equity. Landlord may accept letters, checks and other types of payment showing "payment in full" or using other language to indicate satisfaction of Tenant's obligation without waiving any of Landlord's rights to receive full payment under this Lease. Satisfaction of Tenant's debt for less than the full amount due shall require a written agreement, signed by Landlord or its managing agent.

     28.23. Confidentiality.

     Tenant hereby agrees that any information obtained by Tenant pursuant to or in connection with this Lease or its negotiation shall be treated as confidential information and shall not be disclosed by Tenant to any other persons, except as may be required by law and except to its accountants, legal counsel, potential Transferees and lenders in the ordinary course of business.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first written above.


LANDLORD                                  TENANT

PARK MEADOWS VILLAGE II, LLC                   /s/
By:                                       By:  Its President for Holoworld, Inc.
     Herbert Simons, Manager
                                          By:  /s/



     IF TENANT SHALL BE A CORPORATION, THE AUTHORIZED OFFICERS MUST SIGN ON BEHALF OF THE CORPORATION. THE LEASE MUST BE EXECUTED BY THE PRESIDENT OR VICE-PRESIDENT, AND THE SECRETARY AND ASSISTANT SECRETARY, UNLESS THE BY-LAWS OR A RESOLUTION OF THE BOARD OF DIRECTORS SHALL OTHERWISE PROVIDE, IN WHICH EVENT, A CERTIFIED COPY OF THE BY-LAWS OR RESOLUTION AS THE CASE MAY BE, MUST BE FURNISHED TO LANDLORD.

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                       FOR

                   HoloWorld Cafe at the Park Meadows Village

     Commercial Pad 7A located in The Entertainment District, having a frontage of approximately _____________ feet and a depth of approximately _______________ feet and containing approximately nineteen thousand (19,000) square feet of floor area in the approximate location depicted below.

     (All measurements of the Premises, including those measurements to establish the length and width of the Premises, shall be made from the outside of exterior walls and from the center of the interior demised partitions. Deductions shall not be allowed for columns, sprinkler risers, roof drains, vents, piping, waste lines, conduits, ventilation shafts and related items servicing either The Entertainment District in general or other Tenant' spaces, if applicable).



                                    (DIAGRAM)

                                    EXHIBIT B

                             CONSTRUCTION PROVISIONS

                                       FOR

                   HoloWorld Cafe at the Park Meadows Village



     I. LANDLORD'S WORK

     These outline specifications, based on Tenant's space equal to one hundred percent (100%) of the leasable area, sets forth the division of responsibility regarding the construction work and materials between Landlord and Tenant under the terms and conditions of this Lease. In every instance where responsibility is not specifically allocated to Landlord under the provisions of this exhibit, the responsibility shall be Tenant's.

     Landlord's Work shall mean:

     A. Concrete Slab on Grade: Landlord will provide floor concrete slab on grade designed to support a live load of one hundred (100) pounds per square foot

     B. Storefront: In accordance with Landlord's standard storefront criteria for the building. Tenant to pay for any changes to standard storefront.

     C. Perimeter Walls (Inside Face): Landlord will provide drywall on metal studs up to the underside of the roof deck taped and ready to paint.

     D. Service/Fire Exit Door: Landlord will provide one (1) service/fire exit door to the service corridor or exterior door to be installed per the building code with hardware and location as specified by the Landlord and the Core and Shell construction documents dated March 11, 1999.

     E. Electrical: 1200 AMP, 3-Phase, four (4) wire service main distribution panel from a location as specified on the Core and Shell construction documents dated March 11, 1999. Any additional service requirements to be at Tenant's sole cost and expense.

     F. HVAC: Landlord will provide one (1) ton per three hundred and sixty two
(362) square feet (54.5 tons). Tenant will be responsible for the remaining eleven and one half (11.5) tons to bring it to the ratio of one (1) ton per three hundred (300) square feet. Distribution of HVAC system to be at Tenant's sole cost and expense.

     G. Plumbing: Landlord will provide a six-inch (6") sanitary sewer service line in lieu of the designed four-inch (4") line. Landlord will provide a two-inch (2") water line in lieu of the designed one and half inch (1-1/2) water line. Tenant will be responsible for any increase in water and sewer tap fees greater than the fees associated with a three-quarter inch (3/4") water line and the associated sanitary sewer minimum charge or fee.

                                   Exhibit B
                                     Page 1

     H. Gas: Landlord will provide one and one quarter (1-1/4") inch gas line to the building at the location specified on the Core and Shell construction documents dated February 11, 1999.

     I. Telephone: Landlord will provide an empty two-inch (2") conduit stubbed into the building at the location specified on the Core and Shell construction documents dated March 11, 1999.

     J. Fire Sprinklers: Landlord will provide a fire sprinkler system as specified in the Core and Shell construction documents dated March 11, 1999. All costs associated with any modifications due to tenant construction to be at Tenant's sole cost and expense.

     K. Landlord will give the Tenant an allowance of thirteen thousand nine hundred dollars ($13,900.00) for the construction of two (2) bathrooms.

     II. TENANT'S WORK

     Tenant's Work shall mean:

     A.

                                   Exhibit B

                                    EXHIBIT C

                                GUARANTY OF LEASE

                                       FOR

                   HoloWorld Cafe at the Park Meadows Village



     WHEREAS, HoloWorld, Inc. (hereinafter referred to as "Tenant"), desires to enter into a Lease, as Tenant, for the following described premises situated in the City of Lone Tree, County of Douglas, State of Colorado, to wit:
Approximately 19,700 rentable square feet in the building located at 9535 Park Meadows Drive, as shown outlined on Exhibit A attached to this Lease and

     WHEREAS, Sidney Haider (hereinafter referred to as "Guarantor"), is interested in the welfare of the Tenant; and

     WHEREAS, Park Meadows Village II, LLC (hereinafter referred to as "Landlord"), requires as a condition of entering into this Lease with the Tenant that the Guarantor personally guarantee the Lease in the manner herein set forth above.

     NOW, THEREFORE, to induce the Landlord to enter into said Lease with the Tenant, which Lease is dated this date and is being executed simultaneously herewith, the undersigned Guarantor hereby covenants and agrees as follows:

     1. (a)     The Guarantor unconditionally guarantees to the Landlord and the successors and assigns of the Landlord the full and punctual performance and observance, by the Tenant, of all the terms, covenants and conditions of said Lease on Tenant's part to be kept, performed or observed.

        (b) If, at any time, default shall be made by the Tenant in the performance or observance of any of the terms, covenants or conditions of said Lease on the Tenant's part to be kept, performed or observed, the Guarantor will keep, perform and observe the same, as the case may be, in the place and stead of the Tenant, it being the intent hereof that the Guarantor shall, at all times, be and remain liable to the Landlord jointly and severally with the Tenant.

     2. Any act of the Landlord, or the successors or assigns of the Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the granting of any indulgences or extensions of time to the Tenant, may be done without notice to the Guarantor and without releasing the obligations of the Guarantor hereunder.

     3. The obligations of the Guarantor hereunder shall not be released by Landlord's receipt, applications or release of security given for the performance and observance of the covenants and conditions of said Lease on the Tenant's part to be performed or observed; nor by any modification of such Lease, but in the event of such modification, the liability of the Guarantor shall be deemed modified in accordance with the terms of any such future modification of the Lease.

                                   Exhibit C

     4. The liability of the Guarantor hereunder shall in no way be affected by
(a) the release or discharge of the Tenant in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or any remedy for the enforcement of the Tenant's liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Act or other statute or from the decision of any Court; (c) the rejection of disaffirmance of the Lease in any such proceeding; (d)the assignment or transfer of the Lease by the Tenant; (e) any disability of other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant.

     5. This Guaranty shall apply to the said Lease, any extension of renewal thereof and to any holdover term following the Lease term granted or any extension or renewal thereof.

     6. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

     IN WITNESS WHEREOF, the Guarantor has executed this Guaranty of Lease this 1st day of July, 1999.


                                       /s/
                                       Sidney Haider


                                   Exhibit C

                                    EXHIBIT D

                             9535 Park Meadows Drive

                            Lone Tree, Colorado 80124

                          FORM OF TENANT'S CERTIFICATE

                                       FOR

                   HoloWorld Cafe at the Park Meadows Village

     The undersigned, as Tenant, under that certain Lease dated and made as of _________________________ 1999, by and between Park Meadows Village II, L.L.C., a Colorado limited liability company, as Landlord, and the undersigned, HoloWorld, Inc., as Tenant, for Premises in The Entertainment District, Lone Tree, Douglas County, Colorado ("Lease"), certifies as follows:

     1. The undersigned has commenced, and is currently in occupancy of the Premises described in the Lease.

     2. The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way except as follows (if "none", so state):



     3. The Lease represents the entire agreement between the parties as to the Premises, except as provided in item no. 2 above.

     4. Minimum Annual Rent became payable on
____________________________________________

     5. The Lease Term expires on
________________________________________________________

     6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied.

     7. No rent has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

     8. As of the date hereof, there if no existing defense or offset of the undersigned which precludes enforcement of the Lease by Landlord.

                                   Exhibit D

     9. Minimum Annual Rent in the amount of Forty-Four Thousand Three Hundred Twenty-Five and No/100 Dollars ($44,325.00) for the month of ______________________, 2000 has been paid.

     10. Tenant is in full compliance with all provisions of the Lease respecting Hazardous Materials.

     11. The undersigned acknowledges that this Certificate may be delivered to Landlord's mortgagee, or prospective lender or purchaser, and acknowledges that it recognizes that said mortgagee or prospective lender or purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this Certificate is a condition of making the loan or acquisition of such property.

     Executed at Woodland Hills, California on this 1st day of July, 1999.



                                       TENANT


                                       HoloWorld, Inc.

                                       By:          /s/


                                       Its:         President
                                       Print Name:  Sidney Z. Haider





                                   Exhibit D
                                     page 2